Exhibit T3C

============================================================================



                          CONSOLTEX HOLDINGS, INC.

                               CONSOLTEX INC.

                            CONSOLTEX (USA) INC.

                        CONSOLTEX INTERNATIONAL INC.

                           RAFYTEK, S.A. de C.V.

                       CONSOLTEX MEXICO, S.A. de C.V.


                      LINQ INDUSTRIAL FABRICS II, INC.


             11% SENIOR SUBORDINATED PAY-IN-KIND NOTES DUE 2009




                                 INDENTURE




                        Dated as of _________, 2002




                             U.S. BANK, N. A.,
                                 as Trustee




                           CROSS-REFERENCE TABLE*


TRUST INDENTURE                                                 INDENTURE
ACT SECTION                                                      SECTION

310 (a)(1).......................................................  7.10
    (a)(2).......................................................  7.10
    (a)(3).......................................................  N.A.
    (a)(4).......................................................  N.A.
    (a)(5).......................................................  7.10
    (b)..........................................................  7.10
    (c)..........................................................  N.A.
311 (a)..........................................................  7.11
    (b)..........................................................  7.11
    (c)..........................................................  N.A.
312 (a)..........................................................  2.05
    (b)..........................................................  11.03
    (c)..........................................................  11.03
313 (a)..........................................................  7.06
    (b)(1).......................................................  N.A.
    (b)(2).......................................................  7.06
    (c)..........................................................  7.06;11.02
    (d)..........................................................  7.06
314 (a)..........................................................  4.03;11.02
    (b)..........................................................  N.A.
    (c)(1).......................................................  11.04
    (c)(2).......................................................  11.04
    (c)(3).......................................................  N.A.
    (d)..........................................................  N.A.
    (e)..........................................................  11.05
    (f)..........................................................  N.A.
315 (a)..........................................................  7.01
    (b)..........................................................  7.05,11.02
    (c)..........................................................  7.01
    (d)..........................................................  7.01
    (e)..........................................................  6.11
316 (a)(last sentence)...........................................  N.A.
    (a)(1)(A)....................................................  6.05
    (a)(1)(B)....................................................  6.04
    (a)(2).......................................................  N.A.
    (b)..........................................................  6.07
    (c)..........................................................  2.13
317 (a)(1).......................................................  6.08
    (a)(2).......................................................  6.09
    (b)..........................................................  2.04
318 (a)..........................................................  11.01
    (b)..........................................................  N.A.
    (c)..........................................................  11.01

N.A.  means not applicable.
*This Cross-Reference Table is not part of the Indenture.



                                        TABLE OF CONTENTS

                                                                                                       PAGE


ARTICLE 1 DEFINITIONS AND INCORPORATION BY REFERENCE.....................................................1
   SECTION 1.01          DEFINITIONS.....................................................................1
   SECTION 1.02          OTHER DEFINITIONS..............................................................13
   SECTION 1.03          INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT..............................13
   SECTION 1.04          RULES OF CONSTRUCTION..........................................................14

ARTICLE 2 THE NOTES.....................................................................................14
   SECTION 2.01          FORM AND DATING................................................................14
   SECTION 2.02          EXECUTION AND AUTHENTICATION...................................................15
   SECTION 2.03          REGISTRAR, DEPOSITORY AND PAYING AGENT.........................................16
   SECTION 2.04          PAYING AGENT TO HOLD MONEY IN TRUST............................................16
   SECTION 2.05          HOLDER LISTS...................................................................17
   SECTION 2.06          TRANSFER AND EXCHANGE..........................................................17
   SECTION 2.07          REPLACEMENT NOTES..............................................................20
   SECTION 2.08          OUTSTANDING NOTES..............................................................20
   SECTION 2.09          TREASURY NOTES.................................................................20
   SECTION 2.10          TEMPORARY NOTES................................................................21
   SECTION 2.11          CANCELLATION...................................................................21
   SECTION 2.12          DEFAULTED INTEREST.............................................................21

ARTICLE 3 REDEMPTION....................................................................................21
   SECTION 3.01          NOTICES TO TRUSTEE.............................................................22
   SECTION 3.02          SELECTION OF NOTES TO BE REDEEMED..............................................22
   SECTION 3.03          NOTICE OF REDEMPTION...........................................................22
   SECTION 3.04          EFFECT OF NOTICE OF REDEMPTION.................................................23
   SECTION 3.05          DEPOSIT OF REDEMPTION PRICE....................................................23
   SECTION 3.06          NOTES REDEEMED IN PART.........................................................24
   SECTION 3.07          OPTIONAL REDEMPTION............................................................24
   SECTION 3.08          MANDATORY REDEMPTION...........................................................24
   SECTION 3.09          OFFER TO PURCHASE BY APPLICATION OF EXCESS PROCEEDS............................24

ARTICLE 4 COVENANTS.....................................................................................26
   SECTION 4.01          PAYMENT OF NOTES...............................................................26
   SECTION 4.02          MAINTENANCE OF OFFICE OR AGENCY................................................26
   SECTION 4.03          REPORTS........................................................................27
   SECTION 4.04          COMPLIANCE CERTIFICATE.........................................................28
   SECTION 4.05          TAXES..........................................................................28
   SECTION 4.06          STAY, EXTENSION AND USURY LAWS.................................................28
   SECTION 4.07          RESTRICTED PAYMENTS............................................................29
   SECTION 4.08          DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES.................31
   SECTION 4.09          INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK.....................31
   SECTION 4.10          ASSET SALES....................................................................33
   SECTION 4.11          TRANSACTIONS WITH AFFILIATES...................................................34
   SECTION 4.12          LIENS..........................................................................35
   SECTION 4.13          ADDITIONAL GUARANTEES..........................................................35
   SECTION 4.14          CORPORATE EXISTENCE............................................................35
   SECTION 4.15          OFFER TO REPURCHASE UPON CHANGE OF CONTROL.....................................36
   SECTION 4.16          SENIOR SUBORDINATED DEBT.......................................................37
   SECTION 4.17          ADDITIONAL AMOUNTS.............................................................37
   SECTION 4.18          AGENT FOR SERVICE; SUBMISSION TO JURISDICTION; WAIVER OF IMMUNITIES............38
   SECTION 4.19          CONVERSION OF CURRENCY.........................................................39

ARTICLE 5 SUCCESSORS....................................................................................39
   SECTION 5.01          AMALGAMATION, MERGER, CONSOLIDATION, OR SALE OF ASSETS.........................39
   SECTION 5.02          SUCCESSOR CORPORATION SUBSTITUTED..............................................40

ARTICLE 6 DEFAULTS AND REMEDIES.........................................................................40
   SECTION 6.01          EVENTS OF DEFAULT..............................................................40
   SECTION 6.02          ACCELERATION...................................................................42
   SECTION 6.03          OTHER REMEDIES.................................................................42
   SECTION 6.04          WAIVER OF PAST DEFAULTS........................................................42
   SECTION 6.05          CONTROL BY MAJORITY............................................................43
   SECTION 6.06          LIMITATION ON SUITS............................................................43
   SECTION 6.07          RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT..................................43
   SECTION 6.08          COLLECTION SUIT BY TRUSTEE.....................................................43
   SECTION 6.09          TRUSTEE MAY FILE PROOFS OF CLAIM...............................................44
   SECTION 6.10          PRIORITIES.....................................................................44
   SECTION 6.11          UNDERTAKING FOR COSTS..........................................................45

ARTICLE 7 TRUSTEE...................................................................................... 45
   SECTION 7.01          DUTIES OF TRUSTEE..............................................................45
   SECTION 7.02          RIGHTS OF TRUSTEE..............................................................46
   SECTION 7.03          INDIVIDUAL RIGHTS OF TRUSTEE...................................................47
   SECTION 7.04          TRUSTEE'S DISCLAIMER...........................................................47
   SECTION 7.05          NONE OF DEFAULTS...............................................................48
   SECTION 7.06          REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES.....................................48
   SECTION 7.07          COMPENSATION AND INDEMNITY.....................................................48
   SECTION 7.08          REPLACEMENT OF TRUSTEE.........................................................49
   SECTION 7.09          SUCCESSOR TRUSTEE BY MERGER, ETC...............................................50
   SECTION 7.10          ELIGIBILITY; DISQUALIFICATION..................................................50
   SECTION 7.11          PREFERENTIAL COLLECTION OF CLAIMS AGAINST ISSUERS..............................50

ARTICLE 8 LEGAL DEFEASANCE AND COVENANT DEFEASANCE AND SATISFACTION AND DISCHARGE OF INDENTURE..........50
   SECTION 8.01          OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.......................50
   SECTION 8.02          LEGAL DEFEASANCE AND DISCHARGE.................................................51
   SECTION 8.03          COVENANT DEFEASANCE............................................................51
   SECTION 8.04          CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.....................................52
   SECTION 8.05          DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST;
                           OTHER MISCELLANEOUS PROVISIONS...............................................53
   SECTION 8.06          REPAYMENT TO ISSUERS...........................................................54
   SECTION 8.07          REINSTATEMENT..................................................................54
   SECTION 8.08          SATISFACTION AND DISCHARGE OF INDENTURE........................................54
   SECTION 8.09          APPLICATION OF TRUST MONEY.....................................................55

ARTICLE 9 AMENDMENT, SUPPLEMENT AND WAIVER..............................................................56
   SECTION 9.01          WITHOUT CONSENT OF HOLDERS OF NOTES............................................56
   SECTION 9.02          WITH CONSENT OF HOLDERS OF NOTES...............................................56
   SECTION 9.03          COMPLIANCE WITH TRUST INDENTURE ACT............................................58
   SECTION 9.04          REVOCATION AND EFFECT OF CONSENTS..............................................58
   SECTION 9.05          NOTATION ON OR EXCHANGE OF NOTES...............................................58
   SECTION 9.06          TRUSTEE TO SIGN AMENDMENTS, ETC................................................58

ARTICLE 10 GUARANTEE....................................................................................59
   SECTION 10.01          GUARANTEE.....................................................................59
   SECTION 10.02          EXECUTION AND DELIVERY OF GUARANTEE...........................................60
   SECTION 10.03          GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS............................60
   SECTION 10.04          RELEASES FOLLOWING SALE OF ASSETS.............................................61
   SECTION 10.05          TRUSTEE TO INCLUDE PAYING AGENT...............................................61
   SECTION 10.06          SUBORDINATION OF GUARANTEE....................................................61

ARTICLE 11 MISCELLANEOUS................................................................................61
   SECTION 11.01          TRUST INDENTURE ACT CONTROLS..................................................61
   SECTION 11.02          NOTICES.......................................................................62
   SECTION 11.03          COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES.................63
   SECTION 11.04          CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT............................63
   SECTION 11.05          STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.................................63
   SECTION 11.06          RULES BY TRUSTEE AND AGENTS...................................................64
   SECTION 11.07          NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS......64
   SECTION 11.08          GOVERNING LAW.................................................................64
   SECTION 11.09          NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.................................64
   SECTION 11.10          SUCCESSORS....................................................................64
   SECTION 11.11          SEVERABILITY..................................................................64
   SECTION 11.12          COUNTERPART ORIGINALS.........................................................65
   SECTION 11.13          TABLE OF CONTENTS, HEADINGS, ETC..............................................65

ARTICLE 12 SUBORDINATION................................................................................65
   SECTION 12.01          AGREEMENT TO SUBORDINATE......................................................65
   SECTION 12.02          CERTAIN DEFINITIONS...........................................................65
   SECTION 12.03          LIQUIDATION; DISSOLUTION; BANKRUPTCY..........................................65
   SECTION 12.04          DEFAULT ON DESIGNATED SENIOR DEBT.............................................66
   SECTION 12.05          ACCELERATION OF NOTES.........................................................67
   SECTION 12.06          WHEN DISTRIBUTION MUST BE PAID OVER...........................................67
   SECTION 12.07          NOTICE BY ISSUERS.............................................................67
   SECTION 12.08          SUBROGATION...................................................................67
   SECTION 12.09          RELATIVE RIGHTS...............................................................68
   SECTION 12.10          SUBORDINATION MAY NOT BE IMPAIRED BY ISSUERS..................................68
   SECTION 12.11          PAYMENT, DISTRIBUTION OR NOTICE TO REPRESENTATIVE.............................68
   SECTION 12.12          RIGHTS OF TRUSTEE AND PAYING AGENT............................................69
   SECTION 12.13          AUTHORIZATION TO EFFECT SUBORDINATION.........................................69
   SECTION 12.14          AMENDMENTS....................................................................69


EXHIBITS

Exhibit A Form of Note
Exhibit B Certificate of Transferor




         INDENTURE dated as of ____________________, 2002 among Consoltex Inc., a New Brunswick, Canada corporation ("Consoltex Group"), Consoltex
(USA) Inc., a New York corporation ("Consoltex USA" and, together with Consoltex Group, the "Issuers"), Consoltex Holdings, Inc., a Delaware corporation and the parent of the Issuers ("CHI"), Consoltex International Inc., a Rhode Island corporation ("Consoltex International") and Rafytek, S.A. de C.V., a corporation organized under the laws of Mexico ("Rafytek"), Consoltex Mexico, S.A. de C.V., a corporation organized under the laws of Mexico ("Consoltex Mexico"), LINQ Industrial Fabrics II, Inc., a Delaware corporation ("LINQ II," and, together with CHI, Consoltex International, Rafytek, the "Guarantors") and U.S. Bank, N. A., as trustee (the "Trustee").

         Consoltex Group and Consoltex USA, jointly and severally, each Guarantor, jointly and severally, and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 11% Senior Subordinated Pay-in-Kind Notes due 2009:

                                 ARTICLE 1

                 DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01  DEFINITIONS.

         "Acquired Debt" means, with respect to any specified Person, Indebtedness of any other Person existing at the time such other Person merged with or into or became a Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that beneficial ownership of 20% or more of the voting securities of a Person shall be deemed to be control.

         "Agent" means any Registrar, Paying Agent or co-Registrar.

         "Asset Sale" means, any sale, issuance, conveyance, transfer or lease, directly or indirectly (including by way of a sale-leaseback transaction, a secured financing transaction or Receivables Financings), of
(i) any properties or assets of the Issuers and their respective Subsidiaries other than sales of inventory in the ordinary course of business or (ii) equity securities (other than preferred stock) of any Subsidiary of either Issuer, in each case, whether in a single transaction or a series of related transactions, (a) that have a fair market value in excess of 10% of the book value (determined in accordance with GAAP) of the Tangible Assets of Consoltex Group as of the end of Consoltex Group's most recently ended full fiscal quarter for which financial statements are available or (b) for net proceeds in excess of 10% of the book value (determined in accordance with GAAP) of the Tangible Assets of Consoltex Group as of the end of Consoltex Group's most recently ended full fiscal quarter for which financial statements are available. Notwithstanding the foregoing, the term "Asset Sale" shall not include (i) any sale, conveyance, transfer or lease that is governed by Section 5.01 hereof, (ii) any sale, conveyance, transfer or lease between or among either Issuer, a Guarantor or any of them and (iii) the sale, conveyance, disposition or other transfer of the Capital Stock of an Unrestricted Subsidiary.

         "Bankruptcy Law" means title 11, U.S. Code or any similar federal or state law for the relief of debtors.

         "Board of Directors " means the Board of Directors of Consoltex Group, Consoltex USA or any Guarantor or any authorized committee of such Board of Directors, as the context requires.

         "Business Day" means any day other than a Legal Holiday.

         "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be so required to be capitalized on the balance sheet in accordance with GAAP.

         "Capital Stock" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock or partnership interests.

         "Cash Equivalents" means (i) United States dollars, (ii) Canadian dollars, (iii) securities issued or directly and fully guaranteed or insured by the United States or Canadian government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (iv) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any United States or Canadian commercial bank having capital and surplus in excess of $500 million, (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (iii) and (iv) entered into with any financial institution meeting the qualifications specified in clause (iv) above and (vi) commercial paper rated A-I or higher or the equivalent thereof by Moody's Investors Service, Inc. or Standard & Poor's Corporation, or equivalent ratings from Dominion Bond Rating Services Limited or Canadian Bond Rating Services Inc., and in each case maturing within six months after the date of acquisition.

         "Change Of Control" means the occurrence of any of the following:
(i) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of CHI to any person or group(as such term is used in Section 13(d)(3) of the Exchange
Act)(other than the Principals or their Related Parties); (ii) the adoption of a plan relating to the liquidation or dissolution of CHI; or (iii) the acquisition by any person or group (as such term is used in Section 13(d)(3) of the Exchange Act) (other than the Principals and their Related Parties) of direct or indirect majority in interest (more than 50%) of the voting power of the voting stock of CHI by way of amalgamation, merger or consolidation or otherwise.

         "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid to the referent Person or a Subsidiary thereof that is a Guarantor or a Subsidiary that is not subject to a Dividend Restriction (as defined below), (ii) the Net Income of any Subsidiary that is a Guarantor shall be included; (iii) the Net Income of any Subsidiary that is not restricted from declaring or paying dividends or other distributions, directly or indirectly, by operation of the terms of its charter or any applicable agreement, instrument, judgment, decree, order, statute, rule or governmental regulation or otherwise (each of the foregoing, a "Dividend Restriction") shall be included, (iv) the Net Income of any Subsidiary that is not a Guarantor and is subject to a Dividend Restriction shall be included only to the extent of the amount of dividends or distributions paid to the referent Person or a Subsidiary that is a Guarantor or a Subsidiary that is not subject to a Dividend Restriction,
(v) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, and (vi) the cumulative effect of a change in accounting principles shall be excluded; provided, however, that for purposes of clause (c) of Section 4.07 hereof, Net Income shall include gains and losses, together with any related provision for taxes, realized in connection with any Asset Sale, and any extraordinary gains or losses, together with any related provision for taxes on such extraordinary gains or losses.

         "Consolidated Net Worth" means, with respect to any Person, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries plus (ii) the respective amounts reported on such Person's most recent balance sheet with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of this Indenture in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, (y) all investments in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, investments in marketable securities), and (z) all unamortized debt discount and expense and unamortized deferred charges, all of the foregoing determined in accordance with GAAP.

         "Contributions" means any loans, cash advances, capital contributions, investments or other transfers of assets, in each case, for less than fair value, in each case, by Consoltex Group or any of its Subsidiaries to any Subsidiary that is not a Guarantor or to any other Affiliate of Consoltex Group or any of its Subsidiaries.

         "Corporate Trust Office Of The Trustee" shall be at the address of the Trustee specified in Section 11.02 hereof or such other address as to which the Trustee may give notice to the Issuers and the Guarantors.

         "Credit Agreement" means that certain letter agreement, dated September 24, 1993, by and among Consoltex Inc. and a Canadian bank, as principal and/or as agent, including any related notes, bankers' acceptances, letters of credit, letters of guarantee, guarantees, including the guarantee thereof by the Issuers or either of them, collateral documents, instruments and agreements executed or to be executed in connection therewith, including a definitive agreement, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.

         "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

         "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

         "Definitive Notes" means Notes that are in the form of Exhibit A attached hereto that do not include the information called for by footnotes 1 and 2 thereof.

         "Depository" means, with respect to the Global Notes, the Person specified in Section 2.03 hereof as the Depository with respect to the Notes, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depository" shall mean or include such successor.

         "Designated Senior Debt" means (i) the Credit Agreement or (ii) any other Senior Debt permitted under this Indenture and designated as such by the Issuers, the principal amount of which is $25 million or more.

         "Disqualified Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the date on which the Notes mature.

         "EBDAIT" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (a) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing Consolidated Net Income), plus (b) provision for taxes based on income or profits to the extent such provision for taxes was included in computing Consolidated Net Income, plus (c) consolidated interest expense of such Person for such period, whether paid or accrued (including amortization of original issue discount, non-cash interest payments and the interest component of Capital Lease Obligations), to the extent such expense was deducted in computing Consolidated Net Income, plus (d) depreciation and amortization (including amortization of goodwill and other intangibles and deferred financing expenses) of such Person for such period to the extent such depreciation and amortization were deducted in computing Consolidated Net Income, in each case, on a consolidated basis and determined in accordance with GAAP.

         "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

         "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

         "Existing Notes" means the Issuers' 11% Series B Senior
Subordinated Notes due 2003.

         "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of EBDAIT of such Person for such period to the Fixed Charges of such Person for such period. In the event that Consoltex Group or any of its Subsidiaries incurs, assumes, guarantees, refinances, redeems or repurchases any Indebtedness (other than revolving credit borrowings) or issues or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed Charge Coverage Ratio is made, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, refinancing, redemption or repurchase of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter period.

         "Fixed Charges" means, with respect to any Person for any period, the sum of (a) consolidated interest expense of such Person for such period, whether paid or accrued, to the extent such expense was deducted in computing Consolidated Net Income (including amortization of original issue discount, non-cash interest payments, the interest component of capital leases and net payments (if any) pursuant to Hedging Obligations but excluding amortization of deferred financing fees) and (b) the product of
(i) all cash dividend payments (and non-cash dividend payments in the case of a Person that is a Subsidiary) on any series of preferred stock of such Person, times (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state, local and foreign statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

         "Foreign Subsidiary" means any Subsidiary organized under the laws of a jurisdiction outside of the United States that has no outstanding Indebtedness on the date of its acquisition except for such Indebtedness permitted to be incurred pursuant to clause (g) of Section 4.09 hereof and that is thereafter prohibited from incurring Indebtedness except for such Indebtedness permitted to be incurred pursuant to such clause (g).

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

         "Global Note" means a Note that is in the form of Exhibit A attached hereto that contains the paragraph referred to in footnote 1 and the additional schedule referred to in footnote 2 thereto.

         "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

         "Guarantee" means the joint and several and unconditional guarantee by the Guarantors of the Issuers' obligations on the Notes on a senior subordinated basis.

         "Guarantors" means the Persons from time to time named as Guarantors in this Indenture or that become a Guarantor hereunder, and each of their respective successors, provided, however, that in the event a Guarantor is released from its Guarantee in accordance with the terms of this Indenture, such Guarantor shall without any further action no longer be a Guarantor for any purpose of this Indenture or the Notes. On the date of the Indenture, the Guarantors are CHI, Consoltex International Inc., Rafytek, S.A. de C.V., Consoltex Mexico, S.A. de C.V and LINQ Industrial Fabrics II, Inc.

         "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate or currency swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currencies.

         "Holder" means a Person in whose name a Note is registered.

         "Indebtedness" means, with respect to any Person, (without duplication) any indebtedness at any time outstanding of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or bankers' acceptances, letters of guarantee or letters of credit (or reimbursement agreements in respect thereof) or representing the balance deferred and unpaid of the purchase price of any property (including Capital Lease Obligations) or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and also includes, to the extent not otherwise included, the guarantee of items which would be included within this definition. For purposes of this definition, the term "Indebtedness" shall not include sale-leaseback transactions, secured financing transactions or Receivables Financings to the extent any such transaction constitutes an Asset Sale or would otherwise constitute an Asset Sale except for the fair market value of such asset or the aggregate amount of the net proceeds received in connection with the sale of such asset. In addition, for purposes of this definition, each borrowing under a revolving credit facility which increases the amount of Indebtedness outstanding thereunder shall be deemed to be an incurrence of Indebtedness.

         "Indenture" means this Indenture, as amended or supplemented from time to time.

         "Investment Grade Debt" means, for any Person, Indebtedness of such Person that has a rating of "Baa" or better by Moody's Investors Service, Inc. and "BBB" or better by Standard & Poor's Corporation.

         "Investment" means any direct or indirect advance, loan or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Equity Interests, bonds, notes, debentures or other securities issued by, any Unrestricted Subsidiary. For the purposes of Section 4.07 hereof (i) the term "Investment" shall include the fair market value of the net assets of any Subsidiary at the time that such Subsidiary is designated an Unrestricted Subsidiary, (ii) any property transferred to any Unrestricted Subsidiary shall be valued at fair market value at the time of such transfer, in each case as determined by the Board of Directors of Consoltex Group in good faith and (iii) any Investment constituting an advance, loan, extension of credit or capital contribution shall be deemed to be incurred only to the extent that it is not repaid in cash or Cash Equivalents, provided that the amount credited for such repayment shall not exceed the amount deducted as a result of such Investment.

         "Issuers" means Consoltex Group and Consoltex USA, as joint and several obligors under the Notes, unless a successor replaces either or both of Consoltex Group or Consoltex USA in accordance with Article 5 hereof, and thereafter includes such successor.

         "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York, the City of Montreal or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

         "Liquidated Damages" means all amounts owing to the Holders as liquidated damages pursuant to Section 13 of the Lock-Up Agreements.

         "Lock-Up Agreements" means (1) the Agreement, dated as of December 11, 2001, among the Issuers, CHI, AIP/CGI, Inc., a Delaware corporation, and the Consenting Noteholders party thereto, and (2) the Agreement, dated as of December 11, 2001, among the Issuers, CHI, AIP/CGI, Inc., a Delaware corporation, and the Consenting Noteholders party thereto.

         "Net Income" means, with respect to any Person, the net income
(loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions), and excluding any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

         "Net Proceeds" means the aggregate cash proceeds received by the Issuers or any of their respective Subsidiaries in respect of any Asset Sale, net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets.

         "Note Custodian" means the Trustee, as custodian with respect to the Global Notes, or any successor entity thereto.

         "Notes" means the 11% Senior Subordinated Pay-in-Kind Notes due 2009 issued, authenticated and delivered under this Indenture, as amended or supplemented from time to time pursuant to the terms of this Indenture.

         "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

         "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

         "Officers' Certificate" means a certificate signed by two Officers, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of Consoltex Group, Consoltex USA or any Guarantor, as the case may be, that meets the requirements of Section 11.05 hereof.

         "Opinion Of Counsel" meats an opinion from legal counsel that meets the requirements of Section 11.05 hereof. The counsel may be an employee of or counsel to Consoltex Group, Consoltex USA, any Guarantor, the Trustee or any Holder.

         "Permitted Asset Sale Consideration" means, at any one time outstanding, (i) Cash Equivalents, (ii) any notes or other obligations received by the Issuers or any Subsidiary from the transferee in connection with an Asset Sale that are immediately converted into cash (to the extent of the cash received) and (iii) up to an aggregate of $10 million in fair market value of Investment Grade Debt issued by a transferee of assets in connection with Asset Sales effected subsequent to the date of this Indenture. The fair market value of any Permitted Asset Sale Consideration received by the Issuers or its Subsidiaries in connection with an Asset Sale shall be determined by Consoltex Group's Board of Directors and shall cease to be counted towards the aggregate limitations referred to in clause
(iii) to the extent such consideration is reduced to cash. In no event shall the amount of outstanding Permitted Asset Sale Consideration be reduced by the value of any security or other instrument that has been written off by Consoltex Group or its Subsidiaries.

         "Permitted Junior Securities" means equity securities or subordinated securities of either Issuer, any Guarantor or any successor to either Issuer or any Guarantor, as the case may be, with respect to Senior Debt of such Issuer or Guarantor (or such successor) that, in the case of any such subordinated securities, are subordinated in right of payment to all Senior Debt of such Issuer or Guarantor (or such successor) that may be outstanding to substantially the same extent as, or to a greater extent than, the Notes are so subordinated.

         "Permitted Liens" means (a) Liens securing Senior Debt of the Issuers or any Guarantor so long as such Senior Debt is permitted by this Indenture to be incurred; (b) Liens in favor of the Issuers or any Guarantor; (c) Liens on property of a Person existing at the time such Person is amalgamated, merged into or consolidated with Consoltex Group or any of its Subsidiaries; provided that such Liens were in existence prior to the contemplation of such amalgamation, merger or consolidation; (d) Liens on property existing at the time of acquisition thereof by Consoltex Group or any of its Subsidiaries; provided that such Liens were in existence prior to the contemplation of such acquisition; (e) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (f) Liens existing on the date of this Indenture; (g) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; and (h) Liens incurred in the ordinary course of business of Consoltex Group or any of its Subsidiaries with respect to obligations that do not exceed $10 million at any one time outstanding and that (i) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (ii) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by Consoltex Group or any of its Subsidiaries.

         "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust or unincorporated organization (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

         "Principals" means American Industrial Partners Capital Fund II, L.P., a Delaware limited partnership, and its Affiliates.

         "Receivable" means any right of a Person to payment for goods sold or leased or for services rendered no matter how evidenced, including, but not limited to, chattel paper, instruments, accounts receivable, contract rights, notes, drafts, acceptances, and other forms of obligations and receivables, together with all interest of such Person or entity in any and all goods, the sale or lease of which shall have given or shall give rise to, and in any and all guarantees and other property securing the payment of or performance under, any such right to payment and all proceeds of any of the foregoing.

         "Receivables Financing" means (i) the sale or other disposition of Receivables arising in the ordinary course of business, but only in connection with the compromise or collection thereof or (ii) the sale or other disposition of Receivables arising in the ordinary course of business to a Receivables Subsidiary followed by a financing transaction in connection with such sale or disposition of such Receivables.

         "Receivables Subsidiary" means a direct or indirect Subsidiary of Consoltex Group exclusively engaged in Receivables Financings and activities reasonably related thereto.

         "Reference Date" means September 30, 1993.

         "Related Party" with respect to any Principal means (A) any controlling stockholder, 80 % (or more) owned Subsidiary, or spouse or immediate family member (in the case of an individual) of such Principal or
(B) trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (A).

         "Representative" means the indenture trustee or other trustee, agent or representative for any Senior Debt, if any.

         "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Division of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

         "Restricted Guarantor" means a direct Wholly Owned Subsidiary of either Issuer or any Guarantor organized under the laws of a jurisdiction within the United States that (i) is created solely for the purpose of acquiring and owning a direct Foreign Subsidiary and (ii) is prohibited from (A) engaging in any business other than the holding of the capital stock of such Foreign Subsidiary and ancillary activities related thereto or (B) granting a security interest to any Person in any capital stock of such Foreign Subsidiary.

         "Royalton Subsidiaries" means each of Royalton Mexicana, S.A. de C.V. and Royalton de Mexico, S.A. de C.V., and any successors thereto. Royalton Subsidiaries shall not be included in the definition of Subsidiaries for any purposes of this Indenture (except, as the context may otherwise require, for purposes of the definition of "Unrestricted Subsidiary").

         "SEC" means the U.S. Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Senior Debt" means (i) the Obligations in respect of the Credit Agreement and (ii) any other Indebtedness permitted to be incurred by the Issuers or a Guarantor, as the case may be, under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinate in right of payment to the Notes. Notwithstanding anything to the contrary in the foregoing, Senior Debt shall not include (v) the Existing Notes, (w) any liability for federal, state, local or other taxes owed or owing by the Issuers or a Guarantor, as the case may be, (x) any Indebtedness of the Issuers or a Guarantor, as the case may be, to any of their respective Subsidiaries or other Affiliates, (y) any trade payables, other than trade payables of Consoltex International Inc. or any other converter designated as such by the Issuers up to an aggregate amount of $15 million at any one time outstanding, or (z) any Indebtedness that is incurred in violation of this Indenture.

         "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

         "Special Contribution" means the cash contribution of US$11,587,000 from CHI to any of the Issuers, US$9,464,000 of which was contributed to CHI by American Industrial Partners Capital Fund II, L.P., and US$2,123,000 of which was contributed to CHI by Les Gantiers Holding B.V.

         "Subordinated Indebtedness" means (1) the Existing Notes, and (2) any Indebtedness that is subordinated to the Notes.

         "Subsidiary" of any person means any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees hereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof. Unrestricted Subsidiaries shall not be included in the definition of Subsidiaries for any purposes of this Indenture (except, as the context may otherwise require, for purposes of the definition of "Unrestricted Subsidiary").

         "Tangible Assets" with respect to any Person means the consolidated assets of such Person determined in accordance with GAAP, except that there shall be deducted therefrom all intangible assets (including goodwill and any other intangibles determined in accordance with GAAP).

         "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. as in effect from time to time).

         "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

         "Unrestricted Subsidiary" means (1) any Subsidiary of Consoltex Group (a) which at the time of determination shall be an Unrestricted Subsidiary (as designated by the Board of Directors of Consoltex Group as provided below) and (b) all the Indebtedness of which shall be non-recourse to Consoltex Group and its Subsidiaries other than its Unrestricted Subsidiaries, (2) any Subsidiary of an Unrestricted Subsidiary, and (3) any Royalton Subsidiary; provided, that notwithstanding clause (1)(b) above, Consoltex Group or a Subsidiary of Consoltex Group may guarantee, endorse, agree to provide funds for the payment or maintenance of, or otherwise become directly or indirectly liable with respect to, Indebtedness of an Unrestricted Subsidiary but only to the extent that Consoltex Group or such Subsidiary could make an Investment in such Unrestricted Subsidiary pursuant to Section 4.07 hereof and any such guarantee, endorsement or agreement shall be deemed an incurrence of Indebtedness by Consoltex Group for purposes of Section 4.09 hereof. The Board of Directors of Consoltex Group may designate any newly acquired or newly formed Subsidiary (but not any other Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, any other Subsidiary of Consoltex Group which is not an Unrestricted Subsidiary. The Board of Directors of Consoltex Group may designate any Unrestricted Subsidiary to be a Subsidiary of the Issuers; provided, however, that immediately after giving effect to such designation
(x) the Issuers could incur $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09 hereof after giving pro forma effect to such Unrestricted Subsidiary's Indebtedness as if it had been incurred at the beginning of the applicable four-quarter period and (y) no Default shall have occurred and be continuing. Any such designation by the Board of Directors of Consoltex Group shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Issuers giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

         "Weighted Average Life To Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding principal amount of such Indebtedness into (b) the sum of the products obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

         "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

SECTION 1.02 OTHER DEFINITIONS.

          Term                                             Defined in Section
          ----                                             ------------------
          "Additional Amounts"                                 4.17
          "Affiliate Transaction"                              4.11
          "Asset Sale Offer".........                          3.09
          "Change of Control Offer"                            4.15
          "Change of Control Payment"                          4.15
          "Change of Control Payment Date"                     4.15
          "Covenant Defeasance"                                8.03
          "Deficiency"                                         4.10
          "Event of Default"                                   6.01
          "Excess Proceeds"                                    4.10
          "Excluded Holder"                                    4.17
          "Fifth Anniversary"                                  4.10
          "incur"                                              4.09
          "Legal Defeasance"                                   8.02
          "Offer Amount"                                       3.09
          "Offered Price"                                      4.10
          "Offer Period"                                       3.09
          "Paying Agent"                                       2.03
          "Payment Blockage Notice"                            12.04
          "Purchase Date"                                      3.09
          "Refinancing Indebtedness"                           4.09
          "Registrar"                                          2.03
          "Restricted Payments"                                4.07
          "Taxes"                                              4.17
          "25 % Excess Proceeds"                               4.10

SECTION 1.03 INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

         Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

         The following TIA terms used in this Indenture have the following meanings:

         "Indenture Securities" means the Notes;

         "Indenture Security Holder" means a Holder of a Note;

         "Indenture To Be Qualified" means this Indenture;

         "Indenture Trustee" or "Institutional Trustee" means the Trustee;

         "Obligor" on the Notes means either of the Issuers, any successor obligor upon the Notes and any Guarantor.

         All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.04 RULES OF CONSTRUCTION.

         Unless the context otherwise requires:

               (1) a term has the meaning assigned to it;

               (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

               (3) "or" is not exclusive;

               (4) words in the singular include the plural, and in the plural include the singular;

               (5) provisions apply to successive events and transactions;

               (6) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time; and

               (7) all dollar amounts are in Canadian dollars.


                                 ARTICLE 2

                                 THE NOTES

SECTION 2.01 FORM AND DATING.

         The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication.

         The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuers, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

         The Notes will initially be issued in global form, substantially in the form of Exhibit A attached hereto (including footnote 1 thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

SECTION 2.02 EXECUTION AND AUTHENTICATION.

         Two Officers of each of Consoltex Group and Consoltex USA shall sign the Notes for Consoltex Group and Consoltex USA, respectively. Each of the Issuers' seals shall be reproduced on the Notes and may be in facsimile form.

         If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

         A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

         The Trustee shall, upon a written order of the Issuers signed by two Officers of each of Consoltex Group and Consoltex USA, authenticate Notes for original issue in an aggregate principal amount not to exceed up to US$118,110,000, plus any additional Notes issued in payment of interest permitted by the provisions of the Notes.

         As provided in paragraph 1 of the Notes, on or prior to April 1, 2005, the Issuers may pay all or a portion of the accrued interest on the Notes, including interest on overdue principal or installments of interest, if any, through the issuance of additional Notes. On each Interest Payment Date, the Issuers shall execute and the Trustee shall authenticate and deliver, upon written order of the Issuers signed by one Officer accompanied by an Officer's Certificate setting forth the manner in which interest was calculated, Notes in the principal amount equal to the interest to be paid through the issuance of such additional Notes, for original issuance to each Holder of the Notes on the preceding Record Date, as shown by the records of the Registrar.

         As provided in Section 13 of the Lock-Up Agreements, the Issuers may pay all or a portion of the Liquidated Damages, if any, to the Holders through the issuance of additional Notes. On each Interest Payment Date, the Issuers shall execute and the Trustee shall authenticate and deliver, upon written order of the Issuers signed by one Officer accompanied by an Officer's Certificate setting forth the manner in which Liquidated Damages were calculated, Notes in the principal amount equal to the Liquidated Damages, if any, to be paid through the issuance of such additional Notes, for original issuance to each Holder of the Notes on the preceding Record Date, as shown by the records of the Registrar.

         The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Issuers or an Affiliate of the Issuers.

SECTION 2.03 REGISTRAR, DEPOSITORY AND PAYING AGENT.

         The Issuers shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuers may appoint one or more co-Registrars and one or more additional paying agents. The term "Registrar" includes any co-Registrar and the term "Paying Agent" includes any additional paying agent. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers shall notify the Trustee in writing of the same and address of any Agent not a party to this Indenture. If the Issuers fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. Consoltex Group or any of its Subsidiaries may act as Paying Agent or Registrar.

         The Issuers initially appoint The Depository Trust Company to act as Depository with respect to the Global Notes.

         The Issuers initially appoint the Trustee to act as the Registrar and Paying Agent and to act as the Note Custodian with respect to the Global Notes and also appoint Montreal Trust Company at its principal office in the City of Montreal, Quebec, Canada, as co-Registrar.

SECTION 2.04 PAYING AGENT TO HOLD MONEY IN TRUST.

         The Issuers shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal or interest on the Notes, and will notify the Trustee of any default by the Issuers or any Guarantor in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than Consoltex Group or a Subsidiary) shall have no further liability for the money. If Consoltex Group or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.

SECTION 2.05 HOLDER LISTS.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not a Registrar, the Issuers and the Guarantors shall furnish to the Trustee at least seven Business Days before each interest payment date, and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Issuers and the Guarantors shall otherwise comply with TIA 312(a).

SECTION 2.06 TRANSFER AND EXCHANGE.

         (a) TRANSFER AND EXCHANGE OF DEFINITIVE NOTES. When Definitive Notes are presented by a Holder to the Registrar with a request: (x) to register the transfer of the Definitive Notes; or (y) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided, however, that the Definitive Notes presented or surrendered for register of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing;

         (b) RESTRICTIONS ON TRANSFER OF A DEFINITIVE NOTE FOR A BENEFICIAL INTEREST IN A GLOBAL NOTE. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth herein. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with written instructions from the Holder thereof directing the Trustee to make, or to direct the Note Custodian to make, an endorsement on the Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, the Trustee shall cancel such Definitive Note and cause, or direct the Note Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Note Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased accordingly. If no Global Notes are then outstanding, the Issuers shall issue and the Trustee shall authenticate a new Global Note in the appropriate principal amount.

         (c) TRANSFER AND EXCHANGE OF GLOBAL NOTES. The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture including the restrictions on transfer set forth herein and the procedures of the Depository therefor.

         (d) TRANSFER OF A BENEFICIAL INTEREST IN A GLOBAL NOTE FOR A DEFINITIVE NOTE.

                  (i) Any Person having a beneficial interest in a Global Note may upon request exchange such beneficial interest for a Definitive Note. Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depository, from the Depository or its nominee on behalf of any Person having a beneficial interest in a Global Note and upon receipt by the Trustee of a written order of such other form of instructions as is customary for the Depository or the person designated as the Depositary as having such a beneficial interest containing registration instructions.

         Definitive Notes issued in exchange for a beneficial interest in a Global Note pursuant to this Section 2.06(d) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.

         (e) RESTRICTIONS ON TRANSFER AND EXCHANGE OF GLOBAL NOTES.

         Notwithstanding any other provision of this Indenture (other than the provisions set forth in subsection (f) of this Section 2.06), a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

         (f) AUTHENTICATION OF DEFINITIVE NOTES IN ABSENCE OF DEPOSITORY. If at any time:

                  (i) the Depository for the Notes notifies the Issuers that the Depository is unwilling or unable to continue as Depository for the Global Notes and a successor Depository for the Global Notes is not appointed by the Issuers within 90 days after delivery of such notice; or

                  (ii) the Issuers at their sole discretion, notify the Trustee in writing that they elect to cause the issuance of Definitive Notes under this Indenture, then the Issuers shall execute, and the Trustee, upon receipt of an Officers' Certificate requesting the authentication and delivery of Definitive Notes, shall authenticate and deliver, Definitive Notes in an aggregate principal amount equal to the principal amount of the Global Notes, in exchange for such Global Notes.

         (g) CANCELLATION AND/OR ADJUSTMENT OF GLOBAL NOTES. At such time as all beneficial interests in Global Notes have either been exchanged for Definitive Notes, redeemed, repurchased or cancelled, all Global Notes shall be returned to or retained and cancelled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, redeemed, repurchased or cancelled, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee or the Note Custodian, at the direction of the Trustee, to reflect such reduction.

         (h) GENERAL PROVISIONS RELATING TO TRANSFERS AND EXCHANGES.

                  (i) To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate Definitive Notes and Global Notes at the Registrar's request.

                  (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.07, 4.10, 4.15 and 9.05 hereto).

                  (iii) The Registrar shall not be required:

                      (A) to register the transfer or exchange of any Note
                          selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

                      (B) to register the transfer of or to exchange Notes
                          during a period beginning at the opening of 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of the selection.

                  (iv) All Definitive Notes and Global Notes issued upon any registration of transfer or exchange of Definitive Notes or Global Notes shall be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Definitive Notes or Global Notes surrendered upon such registration of transfer or exchange.

                  (v) The Issuers shall not be required to issue, to register the transfer of or to exchange Notes during a period beginning at the opening of 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection.

                  (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent, the Issuers and the Guarantors may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note, and neither the Trustee, any Agent, the Issuers nor the Guarantors shall be affected by notice to the contrary.

                  (vii) The Trustee shall authenticate Definitive Notes and Global Notes upon receipt of an Officers' Certificate instructing it to do so.

SECTION 2.07 REPLACEMENT NOTES.

         If any mutilated Note is surrendered to the Trustee, or the Issuers and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Issuers shall issue and the Trustee, upon the written order of the Issuers signed by two Officers of each of Consoltex Group and Consoltex USA, shall authenticate a replacement
Note if the Trustee's requirements are met. If required by the Trustee or the Issuers, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee or the Issuers to protect the Issuers, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuers may charge for their expenses in replacing a Note.

         Every replacement Note is an additional obligation of the Issuers and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION 2.08 OUTSTANDING NOTES.

         The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because either Issuer or an Affiliate of either Issuer holds the Note. If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

         If the principal amount of any Note is considered paid under
Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

         If the Paying Agent (other than Consoltex Group or its
Subsidiaries) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.09 TREASURY NOTES.

         In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by either Issuer, any Guarantor or any Person directly or indirectly controlling or controlled by or under direct or indirect common control with either Issuer or any Guarantor shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Trustee knows are so owned shall be so disregarded.

SECTION 2.10 TEMPORARY NOTES.

         Until definitive Notes representing Definitive Notes or Global Notes are ready for delivery, Consoltex Group and Consoltex USA may prepare and the Trustee shall authenticate temporary securities upon a written order of Consoltex Group and Consoltex USA signed by two Officers of each of Consoltex Group and Consoltex USA. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuers consider appropriate for temporary Notes. Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

         Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.11 CANCELLATION.

         The Issuers at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all cancelled Notes shall be delivered to the Issuers unless by a written order, signed by one Officer of each of the Issuers, the Issuers shall direct that cancelled Notes be returned to them. The Issuers may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation other than Series B Notes issued in exchange for Series A Notes.

SECTION 2.12 DEFAULTED INTEREST.

         If the Issuers default in a payment of interest on the Notes, they shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Issuers shall, with the consent of the Trustee, fix each such special record date and payment date. At least 15 days before the special record date, the Issuers (or the Trustee, in the name of and at the expense of the Issuers) shall mail to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.


                                 ARTICLE 3

                                 REDEMPTION

SECTION 3.01 NOTICES TO TRUSTEE.

         If the Issuers elect to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, they shall furnish to the Trustee, at least 45 days (unless a shorter period is acceptable to the Trustee) but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

         If the Issuers are required to make an offer to redeem Notes pursuant to the provisions of Section 4.10 or 4.15 hereof, they shall furnish to the Trustee at least 30 days (unless a shorter period is acceptable to the Trustee) but not more than 60 days before a redemption date, an Officers' Certificate setting forth, (i) the section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed, (iv) the redemption price and (v) a statement to the effect that (a) the Issuers or one of their respective Subsidiaries has effected an Asset Sale and the conditions set forth in Section 4.10 have been satisfied or (b) a Change of Control has occurred and the conditions set forth in Section 4.15 have been satisfied, as applicable.

SECTION 3.02 SELECTION OF NOTES TO BE REDEEMED.

         If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate. In the event of partial redemption, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

         The Trustee shall promptly notify the Issuers in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.03 NOTICE OF REDEMPTION

         Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Issuers shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address. The notice shall identify the Notes to be redeemed and shall state:

         (a) the redemption date;

         (b) the redemption price;

         (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued;

         (d) the name and address of the Paying Agent;

         (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

         (f) that, unless the Issuers default in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

         (g) the paragraph of the Notes and/or section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

         (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

         At the Issuers' request, the Trustee shall give the notice of redemption in the names of the Issuers and at their expense; provided, however, that the Issuers shall have delivered to the Trustee, at least 45 days prior to the redemption date (unless a shorter period is acceptable to the Trustee), an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.04 EFFECT OF NOTICE OF REDEMPTION.

         Once notice of redemption is mailed in accordance with Section
3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

SECTION 3.05 DEPOSIT OF REDEMPTION PRICE.

         On or prior to the redemption date, the Issuers shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of, premium, if any, and accrued interest on all Notes to be redeemed on the redemption date. The Trustee or the Paying Agent shall promptly return to the Issuers any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

         If the Issuers comply with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date, and no additional interest shall be payable to Holders whose Notes are called for redemption. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuers to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

SECTION 3.06 NOTES REDEEMED IN PART.

         Upon surrender of a Note that is redeemed in part, the Issuers shall issue and the Trustee shall authenticate for the Holder at the expense of the Issuers a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.07 OPTIONAL REDEMPTION.

         (a) At any time on or after the date of the Indenture, the Issuers shall have the option to redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption price equal to the principal amount thereof plus accrued and unpaid interest thereon to the applicable redemption date.

         (b) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

SECTION 3.08 MANDATORY REDEMPTION.

         The Issuers are not required to make mandatory redemption or sinking fund payments with respect to the Notes.

SECTION 3.09 OFFER TO PURCHASE BY APPLICATION OF EXCESS PROCEEDS.

         In the event that, pursuant to Section 4.10 hereof, the Issuers shall be required to commence an offer to all Holders to purchase Notes (an "Asset Sale Offer"), it shall follow the procedures specified below.

         The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement, and up to an additional five Business Days if extended by the Issuers, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Issuers shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.10 hereof (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer.

         If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

         Upon the commencement of an Asset Sale Offer, the Issuers shall send, by first class mail, a notice to the Trustee and each of the Holders. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

         (a) that the Asset Sale Offer is being made pursuant to this
Section 3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer shall remain open;

         (b) the Offer Amount, the purchase price and the Purchase Date;

         (c) that any Note not tendered or accepted for payment shall continue to accrue interest;

         (d) that any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest on and after the Purchase Date;

         (e) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may only elect to have all of such Note purchased and may not elect to have only a portion of such Note purchased;

         (f) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note, or a similar form acceptable to the Trustee, completed, to the Issuers, a depository, if appointed by the Issuers, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

         (g) that Holders shall be entitled to withdraw their election if the Issuers, the depository or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

         (h) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Trustee shall select the Notes to be purchased on a pro rata basis by lot or by such other method as that Trustee shall deem fair and reasonable; and

         (i) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

         On or before the Purchase Date, the Issuers shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Issuers in accordance with the terms of this Section 3.09. The Issuers, the depository or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Issuers for purchase, and the Issuers shall promptly issue a new Note, and the Trustee shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Issuers to the Holder thereof. The Issuers shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

         Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.


                                 ARTICLE 4

                                 COVENANTS

SECTION 4.01 PAYMENT OF NOTES

         The Issuers shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than Consoltex Group or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Issuers in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due or, if applicable, additional Notes sufficient to pay such installment of interest.

         The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.02 MAINTENANCE OF OFFICE OR AGENCY.

         The Issuers shall maintain an office or agency (which may be an office of the Trustee or an Affiliate of the Trustee, Registrar or co-Registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served. The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

         The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuers of their obligation to maintain an office or agency for such purposes. The Issuers shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         The Issuers hereby designate the Corporate Trust Office of the Trustee as one such office or agency of the Issuers in accordance with
Section 2.03.

SECTION 4.03 REPORTS.

         (a) Prior to the Issuers becoming subject to Section 13 or 15(d) of the Exchange Act, the Issuers shall provide to Holders of the Notes and, whether or not required by the rules and regulations of the SEC, file with the SEC for public availability (if accepted) (i) as soon as reasonably available and in any event within 90 days after the end of each fiscal year, annual consolidated financial statements for Consoltex Group for such fiscal year prepared in accordance with GAAP, together with a report thereon by an independent accountant of established national reputation and
(ii) as soon as reasonably available and in any event within 45 days after the end of each fiscal quarter, unaudited consolidated financial statements of Consoltex Group for such quarterly period, certified by a principal financial officer of Consoltex Group, prepared in accordance with GAAP.

         (b) Upon becoming subject to Section 13 or 15(d) of the Exchange Act, the Issuers and each Guarantor shall file with the Trustee, and mail copies to the Holders at their addresses appearing in the register of Notes maintained by the Registrar, within 15 days after filing with the SEC, copies of all quarterly and annual financial reports and of the information, documents and other reports (or copies of such portions of any of the foregoing that the SEC may by rules and regulations prescribe) which the Issuers and each Guarantor are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. If thereafter, the Issuers cease to be subject to Section 13 or 15(d) of the Exchange Act, the Issuers and each Guarantor shall nevertheless continue to cause the annual and quarterly financial statements, including any notes thereto (and, with respect to annual reports, an auditors' report by an accounting firm of established national reputation) and a "Management's Discussion and Analysis of Financial Condition and Results of Operations," comparable to that which would have been required to appear in annual or quarterly reports filed under Section 13 or 15(d) of the Exchange Act to be so filed with the SEC for public availability (if accepted) and the Trustee and mailed to the Holders within 90 days after the end of the Issuers' fiscal years and within 45 days after the end of each of the first three quarters of each such fiscal year. The Issuers and any Guarantor shall also comply with the provisions of TIA 314(a).

         (c) The Issuers shall provide the Trustee with a sufficient number of copies of all reports and other documents and information that the Trustee may be required to deliver to the Holders of Notes under this
Section 4.03. The delivery of such reports, documents and information shall be at the sole expense of the Issuers.

SECTION 4.04 COMPLIANCE CERTIFICATE.

         (a) The Issuers shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Issuers and their respective Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuers have kept, observed, performed and fulfilled their obligations under this Indenture (including with respect to any Restricted Payments made during such year, the basis upon which the calculations required by Section 4.07 were computed (which calculations may be based upon Consoltex Group's latest available financial statements)), and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Issuers have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and are not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuers are taking or propose to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Issuers are taking or propose to take with respect thereto.

         (b) The Issuers shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default an Officers' Certificate specifying such Default or Event of Default and what action the Issuers are taking or propose to take with respect thereto.

SECTION 4.05 TAXES.

         The Issuers shall pay, and shall cause each of their respective Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

SECTION 4.06 STAY, EXTENSION AND USURY LAWS.

         Each of the Issuers and each of the Guarantors covenants (to the extent that they may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and each of the Issuers and each of the Guarantors (to the extent that they may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07 RESTRICTED PAYMENTS.

         The Issuers shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly: (i) declare or pay any dividend on or make any distribution on account of either Issuer's or any of their respective Subsidiaries' Equity Interests (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of such Issuer or such Subsidiary or dividends or distributions payable to either Issuer or a Guarantor); (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of either Issuer or any Subsidiary or other Affiliate of such Issuer (other than any such Equity Interests owned by either Issuer or a Guarantor); (iii) purchase, redeem or otherwise acquire or retire for value any Subordinated Indebtedness, except in accordance with the mandatory redemption or repayment provisions set forth in the original documentation governing such Indebtedness; (iv) make any Investment in any Unrestricted Subsidiary or (v) make any Contributions (all such payments and other actions set forth in clauses (i) through (v) above being collectively referred to as "Restricted Payments"), unless, at the time of such Restricted Payment:

         (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

         (b) Consoltex Group would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09 hereof; and

         (c) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Issuers and their respective Subsidiaries after the Reference Date, is less than the sum of (w) 50% of the Consolidated Net Income of Consoltex Group (determined by excluding cash dividends received by Consoltex Group or its Subsidiaries from an Unrestricted Subsidiary referred to in clause (x)) for the period (taken as one accounting period) from the first day of the quarter in which the Reference Date occurred to the end of Consoltex Group's most recently ended full fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, 100% of such deficit), plus (x) the amount of all cash dividends received by Consoltex Group or its Subsidiaries from an Unrestricted Subsidiary subsequent to the first day of the quarter in which the Reference Date occurred, plus (y) 100% of the aggregate net cash proceeds (unless such proceeds are used pursuant to clause (ii) of the next succeeding paragraph to redeem, repurchase, retire or otherwise acquire other Equity Interests) received by Consoltex Group or any of its Subsidiaries from the issue or sale since the Reference Date of Equity Interests of either Issuer or of debt securities of either Issuer that have been converted into such Equity Interests (other than Equity Interests (or convertible debt securities) sold to Consoltex Group or any of its Subsidiaries and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock), provided, however, that the Special Contribution shall not be included in the calculation under this clause (y) plus (z) if any Unrestricted Subsidiary is redesignated as a Subsidiary, the lesser of (i) the Consolidated Net Worth of such Unrestricted Subsidiary as of the date it is redesignated and (ii) the aggregate amount of the Issuers' and their respective Subsidiaries' Investments in such Unrestricted Subsidiary.

         Notwithstanding the foregoing, the Issuers shall not, and shall not permit any of their respective Subsidiaries to (1) make any cash payments with respect to any of CHI's 10.5% convertible debentures held by Les Gantiers, Limited on the date hereof on or prior to the date that the Issuers have begun paying interest on the Notes in cash, or (2) , purchase, redeem or otherwise acquire or retire for value any of CHI's 10.5% convertible debentures held by Les Gantiers, Limited on the date hereof on or prior to the date that the Issuers have purchased, redeemed or otherwise retired or cancelled all of the outstanding Notes.

         The foregoing provisions shall not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof if at said date of declaration such payment would have complied with the provisions of this Indenture; (ii) the redemption, repurchase, retirement or other acquisition of any Equity Interests of Consoltex Group in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of Consoltex Group) of other Equity Interests of Consoltex Group (other than any Disqualified Stock); (iii) the repurchase of Equity Interests of Consoltex Group from employees of Consoltex Group or its Subsidiaries pursuant to an employee compensation or incentive plan in an aggregate amount not to exceed $1 million per annum; (iv) if (1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and (2) Consoltex Group would, at the time of a Restricted Payment pursuant to this clause (iv) and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09 hereof, Investments in Unrestricted Subsidiaries in an aggregate amount not to exceed $10 million dollars since the Reference Date; (v) the purchase, redemption or other acquisition prior to the stated maturity thereof of Subordinated Indebtedness in exchange for or out of the net cash proceeds of a substantially concurrent issue and sale (other than to either Issuer or their respective Subsidiaries) of new Indebtedness; provided that (1) the principal amount of such new Indebtedness shall not exceed the principal amount of Indebtedness so refinanced (plus the amount of reasonable expenses incurred in connection therewith), (2) such new Indebtedness shall have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being refinanced, and
(3) the new Indebtedness shall be pari passu with or subordinate in right of payment to the Indebtedness being refinanced; and (vi) Contributions to a Subsidiary if such Subsidiary (1) executes and delivers to the Trustee a supplemental indenture in form and substance reasonably satisfactory to the Trustee pursuant to which such Subsidiary shall guarantee all of the obligations of the Issuers with respect to the Notes on a senior subordinated basis and (2) delivers to the Trustee an Opinion of Counsel reasonably satisfactory to the Trustee to the effect that such supplemental indenture has been duly executed and delivered by such Subsidiary and is in compliance with the terms of this Indenture.

SECTION 4.08 DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES.

         The Issuers shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (a) (i) pay dividends or make any other distributions to Consoltex Group or any of its Subsidiaries (A) on its Capital Stock or (B) with respect to any other interest or participation in, or measured by, its profits, or (ii) pay any indebtedness owed to Consoltex Group or any of its Subsidiaries, (b) make loans or advances to Consoltex Group or any of its Subsidiaries or (c) transfer any of its properties or assets to Consoltex Group or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) agreements governing Senior Debt of the Issuers or any Guarantor, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, (ii) any encumbrance or restriction applicable to any Guarantor pursuant to an agreement in effect on the date of this Indenture, (iii) this Indenture and the Notes, (iv) applicable law, (v) any instrument governing Indebtedness or Capital Stock of a Person acquired by Consoltex Group or any of its Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, unless such Person is a Guarantor, EBDAIT of such Person is not taken into account in determining whether such acquisition was permitted by the terms of this Indenture, (vi) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (vii) with respect to clause (c) above, purchase money obligations for property acquired in the ordinary course of business, or (viii) permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced.

SECTION 4.09 INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK.

         The Issuers shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly, create, incur, issue, assume, guaranty or otherwise become directly or indirectly liable with respect to (collectively, "incur") any Indebtedness (including Acquired
Debt) and the Issuers shall not issue any Disqualified Stock and shall not permit any of their respective Subsidiaries to issue any shares of preferred stock; provided, however, that the Issuers or any Guarantor may incur Indebtedness or issue shares of preferred stock if the Fixed Charge Coverage Ratio of Consoltex Group for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such preferred stock is issued would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the preferred stock had been issued, as the case may be, at the beginning of such four-quarter period: provided further that no guarantee may be incurred pursuant to the provisions of this paragraph, unless the guaranteed Indebtedness is also incurred pursuant to this paragraph.

         The foregoing limitations shall not apply to (a) the incurrence by either Issuer or any Guarantor of Indebtedness pursuant to the Credit Agreement or otherwise in an aggregate principal amount not to exceed US$68,250,000 pursuant to this clause (a), (b) Indebtedness, not covered by any other clause of this paragraph, outstanding on the date of this Indenture, (c) Indebtedness arising out of letters of credit, performance bonds, surety bonds and bankers' acceptances incurred in the ordinary course of business; provided that if any unpaid reimbursement obligation under any such instrument is outstanding for more than 10 consecutive business days, such obligation shall not be permitted to be incurred under this clause (c), (d) Indebtedness consisting of guarantees (other than guarantees relating to money borrowed), indemnities or obligations in respect of purchase price adjustments, in each case, in connection with the acquisition of assets permitted under this Indenture, (e) additional Indebtedness of up to $10 million in aggregate principal amount at any one time outstanding, (f) the incurrence by the Issuers and the Guarantors of Indebtedness represented by the Notes, including any Notes issued as payment of interest or Liquidated Damages on the Notes in accordance with the terms of the Notes, (g) Indebtedness of a Foreign Subsidiary existing at the time it is acquired (1) that is not incurred in contemplation of the acquisition of such Foreign Subsidiary and (2) that is non-recourse to the Issuers and their respective Subsidiaries except to the assets of such Foreign Subsidiary (for purposes of this clause (g), Indebtedness of a Foreign Subsidiary existing at the time it is acquired includes Indebtedness incurred pursuant to credit facilities in existence upon the acquisition of such Foreign Subsidiary; provided that such Indebtedness meets the requirements of clauses (1) and (2) of this clause (g)), (h) the incurrence by the Issuers and their respective Subsidiaries of Indebtedness issued in exchange for, or the proceeds of which are used to extend, refinance, renew, replace or refund Indebtedness referred to in clauses
(b), (f) and (g) above (the "Refinancing Indebtedness"); provided, however, that (1) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount of Indebtedness so extended, refinanced, renewed, replaced, substituted, or refunded (plus the amount of reasonable expenses incurred in connection therewith); (2) the Refinancing Indebtedness shall have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced or refunded; and (3) the Refinancing Indebtedness shall be pari passu with or subordinate in right of payment to the Indebtedness being extended, refinanced, renewed, replaced or refunded, (i) intercompany Indebtedness between or among either Issuer and/or any of their respective Subsidiaries or any of them, (j) Hedging Obligations that are incurred for the purpose of fixing or hedging currency risks, or interest rates with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding. The foregoing clauses (a) through (j) are independent exceptions to the covenant set forth in the preceding paragraph and are additive in nature. Limitations set forth in any one of such clauses (a) through (j) or in the definitions used therein shall not be applicable to any other such clauses or any other such definitions. The Indebtedness permitted to be incurred pursuant to the foregoing clauses (a) through (j) may be incurred pursuant to one agreement or several agreements with one lender or several lenders.

SECTION 4.10 ASSET SALES.

         The Issuers shall not, and shall not permit any of their respective Subsidiaries to, engage in any Asset Sale, unless (x) the Issuers or such Subsidiary receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets sold or otherwise disposed of and (y) at least 75% of the consideration therefor received by the Issuers or such Subsidiary is in the form of cash; provided, however, that the amount of
(A) any liabilities (as shown on the Issuers' or such Subsidiary's most recent balance sheet or in the notes thereto) of the Issuers or any of their respective Subsidiaries (other than liabilities that are by their terms subordinated to the Notes or any guarantee thereof) that are assumed by the transferee of any such assets and (B) Permitted Asset Sale Consideration received by the Issuers or such Subsidiary in any such Asset Sale shall be deemed to be cash for purposes of this provision. The Issuers may (a) apply the Net Proceeds from such Asset Sale to permanently reduce Senior Debt of the Issuers; provided that the Issuers make such a reduction within 365 days after any Asset Sale or (b) invest the Net Proceeds from such Asset Sale in the same or a similar line of business as Consoltex Group was engaged in on the date of this Indenture or in businesses reasonably related thereto: provided that the Issuers shall have invested such Net Proceeds within 365 days after such Asset Sale or shall have commenced and not completed or abandoned the project in which the Board of Directors of Consoltex Group has determined that the Issuers will invest such Net Proceeds and shall have segregated such Net Proceeds from the general funds of the Issuers and their Subsidiaries for that purpose; provided, further, that if the project in which such Board of Directors has determined that the Issuers will invest such Net Proceeds is thereafter abandoned, within 60 days after such project is abandoned, the Issuers shall (i) apply the Net Proceeds from such Asset Sale to permanently reduce Senior Debt of the Issuers or (ii) invest the Net Proceeds from such Asset Sale in the same or a similar line of business as Consoltex Group was engaged in on the date of this Indenture or in businesses reasonably related thereto. Pending the final application of any such Net Proceeds, the Issuers may temporarily reduce Senior Debt or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture. Any Net Proceeds from the Asset Sale that are not applied or invested as provided in the first sentence of this paragraph shall be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10 million, the Issuers shall make an offer to all Holders of Notes (an "Asset Sale Offer") to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date fixed for the closing of such offer (the "Offered Price"), in accordance with the procedures set forth in this Indenture. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds (a "Deficiency"), the Issuers may use such Deficiency for general corporate purposes. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero; provided that the amount of 25 % Excess Proceeds shall constitute Excess Proceeds for purposes of the first offer that is made after the fifth anniversary of the original issuance of the Notes (the "Fifth Anniversary").

         Notwithstanding the foregoing, in no event shall the Issuers use Excess Proceeds to purchase more than 25 % of the original aggregate principal amount of Notes on or prior to the Fifth Anniversary. If the aggregate Excess Proceeds (disregarding any resetting to zero as described above) resulting from Asset Sales occurring prior to the Fifth Anniversary, less any Deficiencies resulting from any offers made on or prior to such date, exceed 25 % of the original aggregate principal amount of the Notes (such excess being the "25 % Excess Proceeds"), then the Issuers shall make an offer at the Offered Price in accordance with the foregoing provisions
(i) promptly after the Fifth Anniversary, in the event the amount of the 25% Excess Proceeds exceeds $10 million or (ii) at such time as the amount of the 25% Excess Proceeds together with the Excess Proceeds received after the Fifth Anniversary exceeds $10 million, in the event the amount of the 25% Excess Proceeds is less than $10 million.

SECTION 4.11 TRANSACTIONS WITH AFFILIATES.

         The Issuers shall not, and shall not permit any of their respective Subsidiaries to, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (a) such Affiliate Transaction is on terms that are no less favorable to the relevant corporation than those that would have been obtained in a comparable transaction by the relevant corporation with an unrelated Person and (b) the Issuers deliver to the Trustee (x) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments in excess of $5 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with clause (a) above and such Affiliate Transaction or series of related Affiliate Transactions is approved by a majority of the disinterested members of the Board of Directors and (y) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments in excess of $10 million, an opinion as to the fairness thereof to the relevant corporation from a financial point of view issued by a nationally recognized independent appraisal firm, independent public accounting firm or investment banking firm in Canada or the United States; provided, however, that (i) any employment agreement entered into by Consoltex Group or any of its Subsidiaries in the ordinary course of business and consistent with the past practice of Consoltex Group or such Subsidiary, (ii) transactions between or among Consoltex Group and/or its Subsidiaries, (iii) the payment of reasonable fees to the Principals and their Affiliates in connection with consulting, management, investment banking or financial advisory services rendered to the Issuers or their respective Subsidiaries in an aggregate amount not to exceed US$1.4 million per annum, (iv) the reimbursement of reasonable expenses of the Principals and their Affiliates in connection with consulting, management, investment banking or financial advisory services rendered to the Issuers or their respective Subsidiaries, (v) the payment of reasonable and customary fees to directors of the Issuers and their respective Subsidiaries who are not employees of such entities, (vi) loans or other advances to officers, directors and employees for travel, entertainment, moving, other relocation expenses (including housing loans) and other business purposes made in the ordinary course of business, (vii) transactions permitted by the provisions of Section 4.07 hereof, and (viii) the Restructuring Transactions (as defined in the Issuers' Confidential Offering Circular and Consent Solicitation Statement, dated January 10, 2002 relating to the Notes) in each case, shall not be deemed Affiliate Transactions.

SECTION 4.12 LIENS.

         The Issuers shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens, unless all payments due under this Indenture and the Notes are secured on an equal and ratable basis with the obligation so secured until such time as such obligation is no longer secured by a Lien.

SECTION 4.13 ADDITIONAL GUARANTEES.

         Neither Issuer nor any of their respective Subsidiaries shall acquire or form a Significant Subsidiary, unless the Issuers (a) designate such Significant Subsidiary as an Unrestricted Subsidiary pursuant to the terms of this Indenture or (b) cause such Significant Subsidiary to (i) execute and deliver to the Trustee a supplemental indenture in form and substance reasonably satisfactory to the Trustee pursuant to which such Significant Subsidiary shall guarantee all of the obligations of the Issuers with respect to the Notes on a senior subordinated basis and (ii) deliver to the Trustee an Opinion of Counsel reasonably satisfactory to the Trustee to the effect that a supplemental indenture has been duly executed and delivered by such Significant Subsidiary and is in compliance with the terms of this Indenture; provided, however, that the Issuers and any Subsidiary may acquire or form a Foreign Subsidiary that is a Significant Subsidiary without complying with the foregoing if such Foreign Subsidiary is owned directly by a Restricted Guarantor (provided that any Subsidiary of such Foreign Subsidiary need not be owned directly by a Restricted Guarantor).

SECTION 4.14 CORPORATE EXISTENCE.

         Subject to Article 5 hereof, the Issuers shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) their respective corporate existence, and the corporate, partnership or other existence of each of their respective Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) and (ii) the material rights (charter and statutory), licenses and franchises of the Issuers and their respective Subsidiaries; provided, however, that the Issuers shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of their respective Subsidiaries if the applicable Issuer or Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of Consoltex Group and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

SECTION 4.15 OFFER TO REPURCHASE UPON CHANGE OF CONTROL.

         (a) Upon the occurrence of a Change of Control, the Issuers shall make an offer (the "Change of Control Offer") to each Holder of Notes to repurchase all or any part of such Holder's Notes pursuant to the offer described below at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Payment"). Within 40 days following any Change of Control, the Issuers shall mail a notice to each Holder stating: (1) that the Change of Control Offer is being made pursuant to the covenant entitled "Change of Control" and that all Notes tendered will be accepted for payment; (2) the purchase price and the purchase date, which shall be no earlier than 30 days nor later than 40 days from the date such notice is mailed (the "Change of Control Payment Date"); (3) that any Note not tendered will continue to accrue interest; (4) that, unless the Issuers default in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date; (5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes, or similar form acceptable to the Trustee, completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have such Notes purchased; and (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered. The Issuers shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes in connection with a Change of Control.

         On the Change of Control Payment Date, the Issuers shall, to the extent lawful, (1) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof tendered to the Issuers. The Paying Agent shall promptly mail to each Holder of Notes so accepted payment in an amount equal to the purchase price for such Notes, and the Trustee shall promptly authenticate and mail to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any. Prior to complying with the provisions of this covenant, but in any event within 90 days following a Change of Control, the Issuers shall either repay all outstanding Indebtedness of the Issuers or the Guarantors under the Credit Agreement (if still in effect) and all other Senior Debt of the Issuers or obtain the requisite consents, if any, under the Credit Agreement and all other agreements governing outstanding Senior Debt of the Issuers to permit the repurchase of Notes required by this Section 4.15. The Issuers shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

SECTION 4.16 SENIOR SUBORDINATED DEBT.

         (a) Consoltex Group and Consoltex USA shall not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of Consoltex Group or Consoltex USA, respectively, and senior in any respect in right of payment to the Notes.

         (b) No Guarantor shall incur, create, issue, assume, guarantee or otherwise become liable for any indebtedness that is subordinate or junior in right of payment to any Senior Debt of such Guarantor and senior in any respect in right of payment to the Guarantee by such Guarantor of the Notes.

SECTION 4.17 ADDITIONAL AMOUNTS.

         All payments made by the Issuers under or with respect to the Notes shall be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge imposed or levied by or on behalf of the Government of Canada or of any province or territory thereof or by any authority or agency therein or thereof having power to tax (hereinafter "Taxes"), unless the Issuers are required to withhold or deduct Taxes by law or by the interpretation or administration thereof. If the Issuers are so required to withhold or deduct any amount for or on account of Taxes from any payment made under or with respect to the Notes, the Issuers shall pay such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by each Holder (including Additional Amounts) after such withholding or deduction will not be less than the amount the Holder would have received if such Taxes had not been withheld or deducted; provided that no Additional Amounts will be payable with respect to a payment made to a Holder (an "Excluded Holder") (i) with which either Issuer does not deal at arm's length (within the meaning of the Income Tax Act (Canada)) at the time of making such payment or (ii) which is subject to such Taxes by reason of its being connected with Canada or any province or territory thereof otherwise than by the mere holding of Notes or the receipt of payments thereunder. The Issuers shall also (i) make such withholding or deduction and (ii) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. The Issuers shall furnish to the Holders of the Notes, within 30 days after the date the payment of any Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by the Issuers. The Issuers shall indemnify and hold harmless each Holder (other than an Excluded Holder) and upon written request reimburse each such Holder for the amount of (i) any Taxes so levied or imposed and paid by such Holder as a result of payments made under or with respect to the Notes, (ii) any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, and (iii) any present or future tax, duty, levy, impost, assessment or other governmental charge imposed or levied with respect to any reimbursement under clause (i) or (ii) above. At least 30 days prior to each date on which any payment under or with respect to the Notes is due and payable, if the Issuers will be obligated to pay Additional Amounts with respect to such payment, the Issuers shall deliver to the Trustee an Officers' Certificate stating the fact that such Additional Amounts will be payable, the amounts so payable and shall set forth such other information necessary to enable the Trustee to pay such Additional Amounts to Holders on the payment date. Whenever in this Indenture there is mentioned, in any context, the payment of principal (and premium, if any), redemption price, Change of Control Payment, Offered Price, interest or any other amount payable under or with respect to any Note such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of this
Section 4.17 and express mention of the payment of Additional Amounts (if applicable) in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made (if applicable).

         The obligations of the Issuers under this Section 4.17 shall survive the termination of this Indenture and the payment of all amounts under or with respect to the Notes.

SECTION 4.18 AGENT FOR SERVICE; SUBMISSION TO JURISDICTION; WAIVER OF
             IMMUNITIES.

         By the execution and delivery of this Indenture, the Issuers (i) acknowledge that they hereby irrevocably designate and appoint CT Corporation System as their authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the Notes or this Indenture that may be instituted in any federal or state court in the State of New York or brought under federal or state securities laws or brought by the Trustee (whether in its individual capacity or in its capacity as Trustee hereunder), and acknowledges that CT Corporation System has accepted such designation, (ii) submits to the non-exclusive jurisdiction of any such court in any such suit or proceeding, and (iii) agrees that service of process upon CT Corporation System and written notice of said service to Consoltex Group (mailed or delivered to its Corporate Secretary at the principal office of Consoltex Group in Montreal, Quebec, Canada), shall be deemed in every respect effective service of process upon Consoltex Group in any such suit or proceeding. The Issuers further agree to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of CT Corporation System (or such other authorized agent for service of process as the Issuers shall notify the Trustee in writing) in full force and effect so long as any of the Notes shall be outstanding.

         To the extent that either of the Issuers has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each of the Issuers hereby irrevocably waives such immunity in respect of its obligations under this Indenture and the Notes, to the extent permitted by law.

SECTION 4.19 CONVERSION OF CURRENCY.

         The Issuers covenant and agree that the following provisions shall apply to conversion of currency in the case of the Notes and this
Indenture:

         (a) If for the purpose of obtaining judgment in, or enforcing the judgment of, any court in any country, it becomes necessary to convert into any other currency (the "judgment currency") an amount due in U.S. dollars, then the conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which the judgment is given or the order of enforcement is made, as the case may be (unless a court shall otherwise determine).

         (b) The term "rate(s) of exchange" shall mean the rate at which the Holder or the Trustee, as the case may be, is able or would have been able on the relevant date to purchase at Citibank, N.A. (or if Citibank, N.A. is no longer engaged in currency exchange, such other money center bank located in The City of New York as the Issuers and the Trustee shall agree) U.S. dollars with the judgment currency other than U.S. dollars referred to in subsection (a) above and includes any premiums and costs of exchange payable.


                                 ARTICLE 5

                                 SUCCESSORS

SECTION 5.01 AMALGAMATION, MERGER, CONSOLIDATION, OR SALE OF ASSETS.

         Neither of the Issuers shall amalgamate, consolidate or merge with or into (whether or not such Issuer is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another Person unless (i) such Issuer is the surviving corporation or the Person formed by or surviving any such amalgamation, consolidation or merger (if other than such Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under (A) the federal laws of Canada or any province thereof, or (B) the laws of the United States, any state thereof or the District of Columbia; (ii) the Person formed by or surviving any such amalgamation, consolidation or merger (if other than such Issuer) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made assumes all the obligations of the Issuers pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee, under the Notes and this Indenture;
(iii) immediately after such transaction no Default or Event of Default exists; and (iv) such Issuer or any Person formed by or surviving any such amalgamation, consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made (A) will have Consolidated Net Worth (immediately after the transaction but prior to any purchase accounting adjustments resulting from the transaction relating to goodwill) equal to or greater than the Consolidated Net Worth of such Issuer immediately preceding the transaction and (B) Consoltex Group will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09 hereof.

SECTION 5.02 SUCCESSOR CORPORATION SUBSTITUTED.

         Upon any amalgamation, consolidation or merger, or any sale, lease, conveyance or other disposition of all or substantially all of the assets of either Issuer in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which an Issuer is amalgamated or merged or to which such sale, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such amalgamation, consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to such Issuer shall refer instead to the successor corporation and not to such Issuer), and may exercise every right and power of such Issuer under this Indenture with the same effect as if such successor Person has been named as an issuer herein, and the predecessor Issuer (if not the surviving corporation) shall be relieved from us obligations under this Indenture and the Notes.


                                 ARTICLE 6

                           DEFAULTS AND REMEDIES

SECTION 6.01 EVENTS OF DEFAULT.

         An "Event of Default" occurs if:

         (a) the Issuers default in the payment when due of interest on the Notes and the default continues for a period of 30 days (whether or not prohibited by the provisions of Article 12 hereof);

         (b) the Issuers default in the payment when due of principal of or premium, if any, on the Notes (whether or not prohibited by the provisions of Article 12 hereof);

         (c) the Issuers fail to comply with Section 4.15 hereof;

         (d) the Issuers or any of the Guarantors fail to observe or perform any other covenant, warranty or other agreement in this Indenture or the Notes and such failure continues for 60 days after written notice of such failure shall have been given to the Issuers by the Trustee or to the Issuers and the Trustee by Holders of at least 25 % in aggregate principal amount of the Notes then outstanding;

         (e) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by either Issuer or any of their respective Subsidiaries (or the payment of which is guaranteed by either Issuer or any of their respective Subsidiaries) whether such indebtedness or guarantee now exists, or is created after the date of this Indenture, which default results in the acceleration of such Indebtedness prior to its express maturity or shall constitute a default in the payment of such issue of Indebtedness at final maturity of such issue and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness the maturity of which has been so accelerated or which has not been paid at maturity, aggregates $10 million or more;

         (f) Consoltex Group or any of its Subsidiaries fails to pay final judgments aggregating in excess of $10 million, which judgments are not satisfied or stayed for a period of 60 consecutive days;

         (g) either Issuer or any of their respective Subsidiaries pursuant to or within the meaning of Bankruptcy Law:

                  (i) commences a voluntary case;

                  (ii) consents to the entry of an order for relief against it in an involuntary case;

                  (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property; or

                  (iv) makes a general assignment for the benefit of its creditors;

         (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law, which order or decree remains in effect and unstayed for 60 consecutive days, that:

                  (i) is for relief against either of the Issuers or any of their respective Subsidiaries in an involuntary case;

                  (ii) appoints a Custodian of either Issuer or any of their respective Subsidiaries or for all or substantially all of the property of either Issuer or any of their respective
         Subsidiaries; or

                  (iii) orders the liquidation of either Issuer or any of their respective Subsidiaries; or

         (i) except as permitted by this Indenture, any Guarantee shall be held in a judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under the Guarantee of such Guarantor and such condition shall have continued for a period of 60 days after written notice of such failure requiring the relevant Guarantor and the Issuers to remedy the same shall have been given to the Issuers by the Trustee or to the Issuers and the Trustee by Holders of at least 25 % in aggregate principal amount of the Notes then outstanding.

SECTION 6.02 ACCELERATION.

         If any Event of Default (other than an Event of Default specified in clause (g) or (h) of Section 6.01 hereof with respect to either Issuer or any of their respective Subsidiaries) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately; provided, that so long as any Indebtedness permitted to be incurred pursuant to clause (a) of the second paragraph of Section 4.09 hereof shall be outstanding, such acceleration shall not be effective until the earlier of (i) an acceleration under any such Indebtedness or (ii) five Business Days after receipt by the Issuers and the agent (or, in the absence of such agent, the lender) under the Credit Agreement (so long as any Indebtedness is outstanding thereunder) of written notice of such acceleration of the Notes. Notwithstanding the foregoing, if an Event of Default specified in clause (g) or (h) of Section 6.01 hereof occurs with respect to either Issuer or any of their respective Subsidiaries all outstanding Notes shall be due and payable immediately without further action or notice. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences (including the related payment default) if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium, if any, that has become due solely because of the acceleration) have been cured or waived.

SECTION 6.03 OTHER REMEDIES.

         If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04 WAIVER OF PAST DEFAULTS.

         Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05 CONTROL BY MAJORITY.

         Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

SECTION 6.06 LIMITATION ON SUITS.

         A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

         (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

         (b) the Holders of at least 25 % in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

         (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

         (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

         (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

         A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

SECTION 6.07 RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT.

         Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note, as the case may be, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08 COLLECTION SUIT BY TRUSTEE.

         If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuers or any Guarantor for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09 TRUSTEE MAY FILE PROOFS OF CLAIM.

         The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuers (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section
7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders of the Notes may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holders, or to authorize the Trustee to vote in respect of the claim of any Holder, in any such proceeding.

SECTION 6.10 PRIORITIES.

         If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

         First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

         SECOND: to the holders of Senior Debt of the Issuers or a Guarantor, as the case may be, to the extent required by Article 12;

         THIRD: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

         FOURTH: to the Issuers or to such party as a court of competent jurisdiction shall direct.

         The Trustee may fix a record date and payment date for any such payment to Holders of Notes.

SECTION 6.11 UNDERTAKING FOR COSTS.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.


                                 ARTICLE 7

                                  TRUSTEE

SECTION 7.01 DUTIES OF TRUSTEE.

         (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

         (b) Except during the continuance of an Event of Default:

                  (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

         (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (i) this paragraph does not limit the effect of paragraph
         (b) of this Section;

                  (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

         (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section.

         (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holder, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

         (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02 RIGHTS OF TRUSTEE.

         (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

         (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

         (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from either Issuer or any Guarantor shall be sufficient if signed by an Officer of such Issuer or such Guarantor.

         (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

         (g) Except with respect to Section 4.01, the Trustee shall have no duty to inquire as to the performance of the Issuers' covenants in Article 4 hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 6.01(a), 6.01(b) and 4.01, or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.

         (h) Delivery of reports, information and documents to the Trustee under Section 4.03 is for informational purposes only and the Trustee's receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely conclusively on Officers' Certificates).

SECTION 7.03 INDIVIDUAL RIGHTS OF TRUSTEE.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with either Issuer or any Affiliate of either Issuer with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

SECTION 7.04 TRUSTEE'S DISCLAIMER.

         The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuers' use of the proceeds from the Notes or any money paid to the Issuers or upon the Issuers' direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05 NOTICE OF DEFAULTS.

         If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

SECTION 7.06 REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES.

         Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA 313(a) (but if no event described in TIA 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA 313(c).

         A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the issuers and filed with the SEC and each stock exchange on which the Notes are listed. The Issuers shall promptly notify the Trustee when the Notes are listed on any stock exchange.

SECTION 7.07 COMPENSATION AND INDEMNITY.

         The Issuers shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

         The Issuers shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture without negligence or bad faith on its part. The Trustee shall notify the Issuers promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuers shall not relieve the Issuers of their obligations hereunder. The Issuers shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Issuers shall pay the reasonable fees and expenses of such counsel. The Issuers need not pay for any settlement made without their consent, which consent shall not be unreasonably withheld.

         The obligations of the Issuers under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

         To secure the Issuers' payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal, premium, if any, and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

         When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(g) or (h) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 7.08 REPLACEMENT OF TRUSTEE.

         A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

         The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuers. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuers in writing. The Issuers may remove the Trustee if:

         (a) the Trustee fails to comply with Section 7.10 hereof;

         (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

         (c) a Custodian or public officer takes charge of the Trustee or its property; or

         (d) the Trustee becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with
Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuers' obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.09 SUCCESSOR TRUSTEE BY MERGER, ETC.

         If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.10 ELIGIBILITY; DISQUALIFICATION.

         There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $25 million as set forth in its most recent published annual report of condition.

         This Indenture shall always have a Trustee who satisfies the requirements of TIA 310(a)(1), (2) and (5). The Trustee is subject to TIA 310(b).

SECTION 7.11 PREFERENTIAL COLLECTION OF CLAIMS AGAINST ISSUERS.

         The Trustee is subject to TIA 311(a), excluding any creditor relationship listed in TIA 311(b). A Trustee who has resigned or been removed shall be subject to TIA 311 (a) to the extent indicated therein.


                                 ARTICLE 8

         LEGAL DEFEASANCE AND COVENANT DEFEASANCE AND SATISFACTION
                        AND DISCHARGE OF INDENTURE

SECTION 8.01 OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

         The Issuers may, at the option of their Boards of Directors evidenced by a resolution set forth in an Officers' Certificate of each of the Issuers, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article Eight.

SECTION 8.02 LEGAL DEFEASANCE AND DISCHARGE.

         Upon the Issuers' exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Issuers (as well as the Guarantors) shall, subject to the satisfaction of the conditions set forth in Section
8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Issuers shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all their other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in
Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (b) the Issuers' obligations with respect to such Notes under Article Two and Section 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuers' obligations in connection therewith and (d) this Article Eight. Subject to compliance with this Article Eight, the Issuers may exercise their option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

SECTION 8.03 COVENANT DEFEASANCE.

         Upon the Issuers' exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuers (as well as the Guarantors) shall, subject to the satisfaction of the conditions set forth in Section
8.04 hereof, be released from their obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16,
4.17 and Article Five hereof with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, such Covenant Defeasance means that, with respect to the outstanding Notes, the Issuers may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Issuers' exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(c), 6.01(d), 6.01(e), 6.01(f) and 6.01(i) hereof shall not constitute Events of Default.

SECTION 8.04 CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

         The following shall be the conditions to the application of either
Section 8.02 or 8.03 hereof to the outstanding Notes:

            In order to exercise either Legal Defeasance or Covenant
Defeasance:

         (a) the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, of such principal or installment of principal of, premium, if any, or interest on the Notes;

         (b) in the case of an election under Section 8.02 hereof, the Issuers shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

         (c) in the case of an election under Section 8.03 hereof, the Issuers shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

         (d) in the case of an election under Section 8.02 or 8.03 hereof, the Issuers shall have delivered to the Trustee an Opinion of Counsel in Canada reasonably acceptable to the Trustee confirming that Holders of the outstanding Notes will not recognize income, gain or loss for Canadian federal or provincial income tax purposes as a result of such Legal Defeasance or Covenant Defeasance, as the case may be, and will be subject to Canadian federal or provincial income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance or Covenant Defeasance, as the case may be, had not occurred;

         (e) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Notes pursuant to this Article Eight concurrently with such incurrence) or insofar as Sections 6.01(g) and 6.01(h) hereof are concerned, at any time in the period ending on the 91st day after the date of such deposit;

         (f) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Credit Agreement (if then in effect) or any other material agreement or instrument (other than this Indenture) to which Consoltex Group or any of its Subsidiaries is a party or by which Consoltex Group or any of its Subsidiaries is bound;

         (g) the Issuers shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following deposit, the trust funds shall not be subject to the effect of any Bankruptcy Law;

         (h) the Issuers shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders over any other creditors of the Issuers or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuers; and

         (i) the Issuers shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 8.05 DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN
             TRUST; OTHER MISCELLANEOUS PROVISIONS.

         Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuers or a Guarantor acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

         The Issuers shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

         Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuers from time to time upon the Issuers' request any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.06 REPAYMENT TO ISSUERS.

         Any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Issuers on their request or (if then held by the Issuers) shall be discharged from such trust, and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuers cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuers.

SECTION 8.07 REINSTATEMENT.

         If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with
Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers' obligations (as well as the obligations of the Guarantors) under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with
Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Issuers make any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

SECTION 8.08 SATISFACTION AND DISCHARGE OF INDENTURE.

         This indenture shall, upon the receipt by the Trustee of an Officers' Certificate, cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Notes herein expressly provided for) and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

         (a) all Notes not theretofore delivered to the Trustee for cancellation

                  (i) have become due and payable, or

                  (ii) will become due and payable at their stated maturity within one year, or

                  (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers, and the Issuers, in the case of (i), (ii) or (iii) above, have irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose (provided that (x) Article 12 does not then prohibit the Issuers from making or causing to be made any payments in respect of principal of or interest on the Notes and (y) such deposit does not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which either Issuer is a party or by which it is bound) an amount sufficient to pay and discharge the entire Indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Notes which have become due and payable) or to the stated maturity or redemption date, as the case may be;

         (b) the Issuers have paid or caused to be paid all other sums payable hereunder by the Issuers; and

         (c) the Issuers have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

         Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuers to the Trustee under Section 7.07 and the obligations of the Trustee under Section 8.09 and Section 8.06 shall survive.

SECTION 8.09 APPLICATION OF TRUST MONEY

         Subject to the provisions of Section 8.06, all money deposited with the Trustee pursuant to Section 8.08 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including any Issuer acting as Paying Agent) thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee. Money so held in trust shall not be subject to the provisions of Article 12 of this Indenture.


                                 ARTICLE 9

                      AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01 WITHOUT CONSENT OF HOLDERS OF NOTES.

         Notwithstanding Section 9.02 of this Indenture, Consoltex Group, Consoltex USA, any Guarantor and the Trustee, as applicable, may amend or supplement this Indenture or the Notes without the consent of any Holder of a Note:

         (a) to cure any ambiguity, defect or inconsistency;

         (b) to provide for uncertificated Notes in addition to or in place of certificated Notes;

         (c) to provide for the assumption of the Issuers' and the Guarantors' obligations to the Holders of the Notes in the case of a merger or consolidation pursuant to Article Five or Article 10 hereof;

         (d) to provide for additional Guarantors or the release of Guarantors pursuant to the terms of this Indenture;

         (e) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder; or

         (f) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.

         Upon the request of Consoltex Group, Consoltex USA or any Guarantor, as applicable, accompanied by a resolution of the Board of Directors of Consoltex Group, Consoltex USA and each Guarantor, as the case may be, authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in
Section 11.04 hereof, the Trustee shall join with Consoltex Group, Consoltex USA and each Guarantor, as the case may be, in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into any such amended or supplemental Indenture that adversely affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02 WITH CONSENT OF HOLDERS OF NOTES.

         Consoltex Group, Consoltex USA, any Guarantor and the Trustee, as applicable, may amend or supplement this Indenture (including Sections 4.10 and 4.15 hereof) and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes), and, subject to Sections
6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes).

         Upon the request of Consoltex Group, Consoltex USA or any Guarantor, as the case may be, accompanied by a resolution of the Board of Directors of Consoltex Group, Consoltex USA and each Guarantor, as the case may be, authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 11.04 hereof, the Trustee shall join with Consoltex Group, Consoltex USA and each Guarantor, as the case may be, in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

         It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment, supplement or waiver under this Section becomes effective, the Issuers shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuers to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Notwithstanding the foregoing, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

         (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

         (b) reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes;

         (c) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

         (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

         (e) make any Note payable in money other than that stated in the Notes;

         (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or interest on the Notes;

         (g) make any change in Article 12 hereof or any other provision relating to subordination that adversely affects Holders of Notes; or

         (h) make any change in Section 6.04 or 6.07 hereof or in the foregoing amendment and waiver provisions.

SECTION 9.03 COMPLIANCE WITH TRUST INDENTURE ACT.

         Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

SECTION 9.04 REVOCATION AND EFFECT OF CONSENTS.

         Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

SECTION 9.05 NOTATION ON OR EXCHANGE OF NOTES.

         The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuers in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06 TRUSTEE TO SIGN AMENDMENTS, ETC.

         The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article Nine if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. Neither Consoltex Group, Consoltex USA nor any Guarantor may sign an amendment or supplemental Indenture until the Board of Directors of Consoltex Group, Consoltex USA or such Guarantor, as applicable, approves it.


                                ARTICLE 10

                                 GUARANTEE

SECTION 10.01 GUARANTEE.

         Each Guarantor, jointly and severally, hereby unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, regardless of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuers hereunder and thereunder, that: (a) the principal of, premium, if any, and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, to the extent lawful, and all other obligations of the Issuers to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. An Event of Default under this Indenture or the Notes shall constitute an event of default under this Guarantee, and shall entitle the Holders to accelerate the Obligations of each Guarantor hereunder in the same manner and to the same extent as the Obligations of the Issuers. Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, regardless of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuers, any action to enforce the same or any other circumstance that might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuers, any right to require a proceeding first against the Issuers, protest, notice and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture. If any Holder or the Trustee is required by any court or otherwise to return to the Issuers or any Guarantor, or any Custodian, Trustee, liquidator or other similar official acting in relation to either of the Issuers or any Guarantor, any amount paid to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall immediately be reinstated in full force and effect. Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Obligations guaranteed hereby until payment in full of all Obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article Six hereof for the purposes of this Guarantee notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in Article Six hereof, such Obligations (whether or not due and payable) shall forthwith become due and payable by Guarantors for the purpose of this Guarantee. Notwithstanding the foregoing, in the event that this Guarantee would constitute or result in a violation of any applicable fraudulent conveyance or similar law of any relevant jurisdiction, the liability of each Guarantor under this Guarantee shall be reduced to the maximum amount permissible under such fraudulent conveyance or similar law. In addition, in the event that this Guarantee would constitute or result in a violation of any applicable corporate law, the liability of each Guarantor under this Guarantee shall be reduced to the maximum amount permissible under such applicable corporate law.

SECTION 10.02 EXECUTION AND DELIVERY OF GUARANTEE.

         To evidence its Guarantee set forth in Section 10.01 hereof, each Guarantor hereby agrees that this Indenture shall be executed on behalf of each Guarantor by its President or one of its Vice Presidents and attested to by an Officer.

SECTION 10.03 GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS.

         (a) No Guarantor shall amalgamate or consolidate with or merge with or into (whether or not such Guarantor is the surviving entity or Person), another Person unless (i) the Person formed by or surviving any such amalgamation, consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee, under the Notes and this Indenture, (ii) immediately after giving effect to such transaction, no Default or Event of Default exists, and (iii) such Guarantor, or the Person formed by or surviving any such amalgamation, consolidation or merger, (A) shall have Consolidated Net Worth (immediately after giving effect to such transaction but prior to any purchase accounting adjustments from the transaction relating to goodwill), not less than 90% of the Consolidated Net Worth of such Guarantor immediately preceding the transaction and of the (B) Consoltex Group shall be permitted to incur, immediately after giving effect to such transaction, at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09 hereof. In case of any such amalgamation, consolidation, merger, sale or conveyance and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Guarantee in this Indenture and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor corporation shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor.

         Notwithstanding the foregoing, (A) a Guarantor may amalgamate or consolidate with or merge with or into either Issuer, provided, that the surviving corporation (if other than either Issuer) shall expressly assume by supplemental indenture complying with the requirements of this Indenture, the due and punctual payment of the principal of, premium, if any, and interest on all of the Notes, and the due and punctual performance and observance of all the covenants and conditions of this Indenture to be performed by the Issuers and (B) a Guarantor may amalgamate, consolidate with or merge with or into any other Guarantor.

SECTION 10.04 RELEASES FOLLOWING SALE OF ASSETS.

         Upon a sale or other disposition of all or substantially all of the assets of any Guarantor or all of the Capital Stock of any Guarantor to any person that is not an Affiliate of Consoltex Group, by way of amalgamation, merger, consolidation or otherwise, then such Guarantor (in the event of a sale or other disposition of all of the Capital Stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) shall be released and relieved of its obligations under its Guarantee; provided that (i) such sale or disposition is in compliance with
Section 4.10 hereof and (ii) the Net Proceeds of any such sale or disposition are applied in accordance with the applicable provisions of this Indenture. Upon delivery by the Issuers to the Trustee of an Officers' Certificate to the effect of the foregoing clauses (i) and (ii), the Trustee shall execute any documents reasonably required in order to evidence the release of such Guarantor from its Obligations under its Guarantee. Any Guarantor not released from its Obligations under its Guarantee shall remain liable for the full amount of principal of, premium, if any, and interest on the Notes and for the other Obligations of the Issuers under this Indenture as provided in this Article Ten.

SECTION 10.05 TRUSTEE TO INCLUDE PAYING AGENT.

         In case at any time any Paying Agent other than the Trustee shall have been appointed by the Issuers and be then acting hereunder, the term "Trustee" as used in this Article 10 shall in such case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully and for all intents and purposes as if such Paying Agent were named in this Article 10 in place of the Trustee.

SECTION 10.06 SUBORDINATION OF GUARANTEE.

         The Obligations of any Guarantor under its Guarantee pursuant to this Article 10 shall be subordinated to any Senior Debt of such Guarantor on the same basis as the Notes are subordinated to such Senior Debt of the Issuers. For the purposes of the foregoing sentence, the Trustee and the Holders shall have the right to receive and/or retain payments by any Guarantor only at such times as they may receive and/or retain payments in respect of the Notes pursuant to this Indenture, including Article 12 hereof.


                                ARTICLE 11

                               MISCELLANEOUS

SECTION 11.01 TRUST INDENTURE ACT CONTROLS.

         If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA 318(c), the imposed duties shall control.

SECTION 11.02 NOTICES.

         Any notice or communication by the Issuers, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

         If to Consoltex Group, Consoltex USA or any Guarantor:

                  Consoltex Inc.
                  8555, route Transacanadienne
                  Saint-Laurent, Quebec H4S 1Z6
                  Telecopier No.: (514) 335-7020
                  Attention: Paul J.  Bamatter

         and to:

                  Skadden, Arps, Slate, Meagher & Flom LLP
                  300 South Grand Avenue
                  Los Angeles, California  90071
                  Telecopier No.: (213) 687-5600
                  Attention: Nick P. Saggese

         If to the Trustee:

                  U.S. Bank N. A.
                  180 East Fifth Street
                  Saint Paul, Minnesota 55101
                  Telecopier No.: (612) 244-0711
                  Attention: Corporate Trust Administration

         The Issuers, any Guarantor or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

         All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

         Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any person described in TIA 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

         If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

         If the Issuers mail a notice or communication to Holders, they shall mail a copy to the Trustee and each Agent at the same time.

SECTION 11.03 COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES.

         Holders may communicate pursuant to TIA 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuers, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA 312(c).

SECTION 11.04 CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

         Upon any request or application by Consoltex Group, Consoltex USA and/or any Guarantor to the Trustee to take any action under this Indenture, Consoltex Group, Consoltex USA and/or such Guarantor, as the case may be, shall furnish to the Trustee:

         (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

         (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 11.05 STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

         (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

         (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

         (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 11.06 RULES BY TRUSTEE AND AGENTS.

         The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 11.07 NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES
              AND STOCKHOLDERS.

         No director, officer, employee or shareholder of the Issuers or any Guarantor, as such, shall have any liability for any obligations of the Issuers or any Guarantor under the Notes, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 11.08 GOVERNING LAW.

         The internal law of the State of New York shall govern and be used to construe this Indenture and the Notes.

SECTION 11.09 NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

         This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuers or any of their respective
Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.10 SUCCESSORS.

         All agreements of the Issuers in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 11.11 SEVERABILITY.

         In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the retraining provisions shall not in any way be affected or impaired thereby.

SECTION 11.12 COUNTERPART ORIGINALS.

         The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 11.13 TABLE OF CONTENTS, HEADINGS, ETC.

         The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.


                                ARTICLE 12

                               SUBORDINATION

SECTION 12.01 AGREEMENT TO SUBORDINATE.

         The Issuers agree, and each Holder by accepting a Note agrees, that the Obligations with respect to such Note are subordinated in right of payment, to the extent and in the manner provided in this Article 12, to the prior payment in full of all Senior Debt of the Issuers (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of such Senior Debt. The Issuers agree, and each Holder by accepting a Note agrees, that the Obligations with respect to such Note shall be pari passu in right of payment with the Issuers' Obligations with respect to the Existing Notes.

SECTION 12.02 CERTAIN DEFINITIONS.

         For purposes of this Article 12, a distribution may consist of cash, securities or other property, by set-off or otherwise. As used in this Indenture and the Notes, the term "payment" of or with respect to Obligations relating to the Notes and similar phrases include any payment (including by issuance of additional securities of any kind), redemption, acquisition, deposit, segregation, retirement, sinking fund payment and defeasance of or with respect to any Obligations relating to the Notes. In addition, the term "payment in full" meats either (i) the actual payment in full of an Obligation or Indebtedness in cash or cash equivalents in the currency in which the Obligation or Indebtedness is denominated or (ii) the provision for such payment, provided that such provision shall be satisfactory to holders of a majority in aggregate principal amount of each issue of outstanding Senior Debt.

SECTION 12.03 LIQUIDATION; DISSOLUTION; BANKRUPTCY.

         Upon any payment or distribution to creditors of the Issuers in a liquidation or dissolution of the Issuers or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Issuers or their respective properties, an assignment for the benefit of creditors or any marshalling of the assets and liabilities of the
Issuers:

                  (1) holders of Senior Debt of the Issuers shall be entitled to receive payment in full of all Obligations due in respect of such Senior Debt (including interest after commencement of any such proceeding at the rate specified in the applicable Senior Debt of the Issuers) before the Holders shall be entitled to receive any payment or distribution with respect to the Notes (except payments in or distributions of Permitted Junior Securities); and

                  (2) until all Obligations with respect to Senior Debt of the Issuers (as provided in subsection (1) above) are paid in full, any payment or distribution to which Holders would be entitled but for this Article 12 shall be made to holders of Senior Debt (except payments in or distributions of Permitted Junior Securities), as their interests may appear.

SECTION 12.04 DEFAULT ON DESIGNATED SENIOR DEBT.

         The Issuers may not make any payment or distribution to the Trustee or any Holder upon or in respect of Obligations with respect to the Notes and may not acquire from the Trustee or any Holder any Notes for cash, securities or other property (other than Permitted Junior
Securities), until all principal and other Obligations with respect to the Senior Debt have been paid in full, if:

         (a) a default in the payment, including payments due by reason of an acceleration, whether such acceleration resulted from a payment or nonpayment default, of any Obligation in respect of Designated Senior Debt occurs and is continuing beyond any applicable period of grace; or

         (b) any other default occurs and is continuing with respect to Designated Senior Debt that then permits holders of the Designated Senior Debt as to which such default relates to accelerate its maturity and the Trustee receives a written notice of such default (a "Payment Blockage Notice") from the holders, or from the Representative of the holders, of any such Designated Senior Debt. If the Trustee receives any such notice, a subsequent notice received within 360 days thereafter shall not be effective for purposes of this Section 12.04. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 days; provided, however, that if a default arising from noncompliance with a financial covenant contained in Designated Senior Debt exists and continues in excess of 90 days, each 90-day period during which the default exists and continues shall be deemed to be a separate default.

         The Issuers may and shall resume payments on and distributions in respect of the Notes and may acquire them upon the earlier of:

                  (i) the date on which the default is cured or waived, or

                  (ii) in the case of a default referred to in clause (b) of this Section 12.04, 179 days pass after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated, if this Article 12 otherwise permits such payment, distribution or acquisition at the time of such payment, distribution or acquisition.

SECTION 12.05 ACCELERATION OF NOTES.

         If payment of the Notes is accelerated because of an Event of Default, the Issuers shall promptly notify holders of Senior Debt of such acceleration.

SECTION 12.06 WHEN DISTRIBUTION MUST BE PAID OVER.

         In the event that the Trustee or any Holder receives any payment of any Obligations with respect to the Notes at a time when such payment is prohibited by this Article 12, such payment or distribution shall be held by the Trustee or such Holder, in trust for the benefit of, and upon written notice to the Trustee or any such Holder shall be paid forthwith over and delivered to, the holders of Senior Debt as their interests may appear or their Representative under the indenture or other agreement (if any) pursuant to which Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Debt remaining unpaid to the extent necessary to pay such Obligations, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

         With respect to the holders of Senior Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 12, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Issuers or any other Person money or assets to which any holders of Senior Debt shall be entitled by virtue of this
Article 12, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

SECTION 12.07 NOTICE BY ISSUERS.

         The Issuers shall promptly notify the Trustee and the Paying Agent of any facts known to the Issuers that would cause a payment of any Obligations with respect to the Notes to violate this Article 12, but failure to give such notice shall not affect the subordination of the Notes to the Senior Debt as provided in this Article 12.

SECTION 12.08 SUBROGATION.

         After all Obligations with respect to Senior Debt have been paid in full and until all Obligations with respect to the Notes have been paid in full, Holders shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Notes) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Holders have been applied to the payment of Senior Debt, to the extent permitted by law. A distribution made under this Article 12 to holders of Senior Debt that otherwise would have been made to Holders is not, as between the Issuers and Holders, a payment by the Issuers on the Notes

SECTION 12.09 RELATIVE RIGHTS.

         This Article 12 defines the relative rights of Holders and holders of Senior Debt. Nothing in this Indenture shall:

         (a) impair, as between the Issuers and Holders, the obligation of the Issuers, which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms;

         (b) affect the relative rights of Holders and other creditors of the Issuers, other than Holders' rights in relation to holders of Senior Debt; or

         (c) prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Holders.

         If the Issuers fail because of this Article 12 to pay principal of or interest on a Note on the due date, the failure is still a Default or Event of Default.

SECTION 12.10 SUBORDINATION MAY NOT BE IMPAIRED BY ISSUERS.

         The rights and recourses of holders of Senior Debt to enforce subordination shall remain in full force and effect without regard to and shall not be impaired by (i) any act or failure to act on the part of a holder of Senior Debt, unless such holder has agreed to change its rights and recourses to enforce subordination, (ii) any extension or indulgence in respect of any payment or prepayment, (iii) any amendment, modification or waiver of, or addition or supplement to, or deletion from, or compromise, consent or other action in respect of, any of the terms of any Senior Debt, any agreement or instrument creating or evidencing or any other agreement which may be made relating to any Senior Debt, unless such holder has agreed to change its rights and recourses to enforce subordination. (iv) any exercise or non-exercise by a holder of Senior Debt of any right, power, privilege or remedy under or in respect of any Senior Debt, or agreement or instrument creating or evidencing any Senior Debt or any waiver in respect thereof and (v) any merger or consolidation of any of the Issuers or any Subsidiary thereof or any sale, lease or transfer of any or all of the assets of the Issuers or any of their Subsidiaries to any person.

SECTION 12.11 PAYMENT, DISTRIBUTION OR NOTICE TO REPRESENTATIVE.

         Whenever a payment or distribution is to be made or a notice given to holders of any issue of Senior Debt, the payment or distribution may be made and the notice given to the Representative, if any, for such issue.

         Upon any payment or distribution of assets, securities or other property of the Issuers referred to in this Article 12, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Debt and other Indebtedness of the Issuers, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this
Article 12.

SECTION 12.12 RIGHTS OF TRUSTEE AND PAYING AGENT.

         Notwithstanding the provisions of this Article 12 or any other provision of this Indenture, the Trustee shall not (a) be deemed to be a fiduciary for any holder of Senior Debt or (b) be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent (other than Consoltex Group and its Subsidiaries) may continue to make payments on the Notes, without limiting the rights and remedies of holders of Senior Debt hereunder (including, without limitation, the right to recover any such payments from Holders), unless the Trustee shall have received at the Corporate Trust Office of the Trustee at least five Business Days prior to the date of such payment, written notice of facts that would cause the payment of any Obligations with respect to the Notes to violate this
Article 12. Only the Issuers, a Representative or a holder of an issue of Senior Debt that has no Representative may give the notice. Nothing in this
Article 12 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof. The Trustee in its individual or any other capacity may hold Senior with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

SECTION 12.13 AUTHORIZATION TO EFFECT SUBORDINATION.

         Each Holder of a Note by the Holder's acceptance thereof authorizes and directs the Trustee on the Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 12, and appoints the Trustee the Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 6.09 hereof at least 30 days before the expiration of the time to file such claim, so long as any Indebtedness is outstanding under the Credit Agreement, the agent (or, in the absence of such agent, the lender) under the Credit Agreement is hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes.

SECTION 12.14 AMENDMENTS.

         The provisions of this Article 12 shall not be amended or modified so as to affect adversely the rights of any holder of Senior Debt at the time outstanding without the consent of such holders of a majority in aggregate principal amount of each issue of outstanding Senior Debt.

                      [signatures on following pages]



                                 SIGNATURES


Dated as of ___________, 2002                   CONSOLTEX INC.


                                                By:
                                                   ---------------------------
                                                   Name:
                                                   Title:


Attest:


________________________


Dated as of ___________, 2002                   CONSOLTEX (USA) INC.


                                                By:
                                                   --------------------------
                                                   Name:
                                                   Title:


Attest:


________________________


Dated as of ______________, 2002                CONSOLTEX HOLDINGS, INC.


                                                By:
                                                   --------------------------
                                                   Name:
                                                   Title:


Attest:


------------------------


Dated as of ____________, 2002                  CONSOLTEX INTERNATIONAL INC.


                                                By:
                                                   --------------------------
                                                   Name:
                                                   Title:


Attest:


------------------------


Dated as of _________________, 2002             RAFYTEK, S.A de C.V.


                                                By:
                                                   --------------------------
                                                   Name:
                                                   Title:


Attest:


------------------------


Dated as of __________________, 2002            CONSOLTEX MEXICO, S.A. de C.V.


                                                By:
                                                   --------------------------
                                                   Name:
                                                   Title:


Attest:


------------------------


Dated as of _______________, 2002               LINQ INDUSTRIAL FABRICS II, INC.


                                                By:
                                                   --------------------------
                                                   Name:
                                                   Title:

Attest:


------------------------


Dated as of _________________, 2002             U.S. BANK N.A.,
                                                As Trustee


                                                By:
                                                   --------------------------
                                                   Name:
                                                   Title:


Attest:



                                 EXHIBIT A
                               (Face of Note)

THIS NOTE WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") WITHIN THE MEANING OF SECTION 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

CALL [name/title] at [telephone number] for the ISSUE PRICE, the ISSUE DATE, THE AMOUNT OF OID AND THE YIELD TO MATURITY OF THIS NOTE.

11 % Senior Subordinated Pay-in-Kind Note due 2009 No.__________ US$_______


                               CONSOLTEX INC
                            CONSOLTEX (USA) INC.

promises to pay to or registered assigns, the principal sum of US Dollars on
[              ], 2009.  Interest Payment Dates: [         ] and [          ],
commencing [       ], 2002 Record Dates: [           ] and [              ],
commencing [              ].

Dated: _________________, 2002                     CONSOLTEX INC.


                                                   By:
                                                      -------------------------
                                                      Name:
                                                      Title:


                                                   By:
                                                      -------------------------
                                                      Name:
                                                      Title:

                                                   (SEAL)

Dated: _________________, 2002                     CONSOLTEX (USA) INC.


                                                   By:
                                                      -------------------------
                                                      Name:
                                                      Title:


                                                   By:
                                                      -------------------------
                                                      Name:
                                                      Title:

                                                   (SEAL)



This is one of the Notes

    referred to in the within-
    mentioned Indenture:



U.S. BANK N. A.,
as Trustee


By: _______________________________
         Authorized Signatory



                               (Back of Note)

             11% Senior Subordinated Pay-in-Kind Note due 2009


         [Unless and until it is exchanged in whole or in part for Notes in definitive form, this Note may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) ("DTC"), to either Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of
DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]{1}



         Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

         (1) This paragraph should be included only if the Note is issued in global form.

         1. INTEREST. Consoltex Inc., a Canadian corporation ("Consoltex"), and Consoltex (USA) Inc., a New York corporation ("Consoltex USA" and, together with Consoltex, the "Issuers"), promise to pay interest on the principal amount of this Note (together with any other 11% Notes due [ ] 2009 of the Issuers issued pursuant to the Indenture, including any Notes issued in payment of interest or Liquidated Damages, if any, hereon or thereon and any replacements issued in exchange for any of the foregoing in accordance with Section 2 below, collectively, the "Securities") of 11% per annum from the date such Security is issued until maturity. Interest on the Securities, including interest on overdue principal or installments of interest, if any, shall be paid in cash or, at any time on or prior to April 1, 2005, at the option of the Issuers, through the issuance of additional Securities the principal amount of which is equal to all or a portion of the interest then due, as determined by the Issuers. Liquidated Damages, if any, owed pursuant to Section 13 of the Lock-Up Agreements, on the Securities shall be paid in cash or, at the option of the Issuers, through the issuance of additional Securities the principal amount of which is equal to the Liquidated Damages then due. The Issuers shall pay interest and Liquidated Damages, if any, semi-annually on April 1 and October 1 of each year, commencing April 1, 2002, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest and Liquidated Damages, if any, on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance, to but not including the Interest Payment Date; provided that if there is no existing Default in the payment of interest, and if this Security is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date. The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; they shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         2. METHOD OF PAYMENT. The Issuers shall pay interest and premium, if any, and Liquidated Damages, if any, on the Securities to the Persons who are registered Holders of Notes at the close of business on the March 15 or September 15 next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except that the Issuers shall pay defaulted interest as provided in Section 2.12 of the Indenture. The Notes shall be payable both as to principal and interest at the office or agency of the Issuers maintained for such purpose or, at the option of the Issuers, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, except that payment by wire transfer in same day funds may be required by the Depository Trust Company. Such payment shall be in such coin or currency of the United States of America, or, if applicable, through the delivery of new Securities to the Holders at their addresses set forth in the register of Holders as at the time of payment is legal tender for payment of public and private debts.

         3. PAYING AGENT AND REGISTRAR. Initially, U.S. Bank N. A., the Trustee under the Indenture, will act as Paying Agent and Registrar. The issuers may change any Paying Agent or Registrar without notice to any Holder. Consoltex Group or any of its Subsidiaries may act in any such capacity.

         4. INDENTURE. The Issuers issued the Notes under an Indenture dated as of ________________,2002 (the "Indenture") among the Issuers, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Section 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Notes are unsecured obligations of the Issuers.

         5. OPTIONAL REDEMPTION.

         (a) At any time on or after the date of the Indenture, the Issuers shall have the option to redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days' notice, at a redemption price equal to the principal amount thereof plus accrued and unpaid interest thereon to the applicable redemption date.

         6. MANDATORY REDEMPTION.

         The Issuers are not required to make mandatory redemption or sinking fund payments with respect to the Notes.

         7. REPURCHASE AT OPTION OF HOLDER.

         (a) Upon the occurrence of a Change of Control, the Issuers shall make an offer (the "Change of Control Offer") to each Holder of Notes to repurchase all or any part of such Holder's Notes pursuant to the offer described below at a purchase price equal to 101 % of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Payment"). Holders of Notes that are subject to an offer to purchase will receive a Change of Control Offer from the Issuers prior to any related Change of Control Payment Date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below or a similar form acceptable to the Trustee.

         (b) If the Issuers or any of their respective Subsidiaries consummate any Asset Sales and the aggregate amount of Excess Proceeds exceeds $10 million, the issuers shall commence an offer to all Holders of Notes (an "Asset Sale Offer") pursuant to Sections 3.09 and 4.10 of the Indenture to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds based upon an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date fixed for the closing of such offer (the "Offered Price"), in accordance with the procedures set forth in
Section 3.09 of the Indenture. To the extent that the aggregate principal amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds (a "Deficiency"), the Issuers (or such Subsidiary) may use such Deficiency for general corporate purposes. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero; provided that the amount of 25% Excess Proceeds shall constitute Excess Proceeds for purposes of the first offer that is made after the fifth anniversary of the original issuance of the Notes (the "Fifth Anniversary"). Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Issuers prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes or a similar form acceptable to the Trustee. Notwithstanding the foregoing, in no event shall the Issuers use Excess Proceeds to purchase more than 25% of the original aggregate principal amount of Notes on or prior to the Fifth Anniversary. If the aggregate Excess Proceeds (disregarding any resetting to zero as described above) resulting from Asset Sales occurring prior to the Fifth Anniversary, less any Deficiencies resulting from any offers made on or prior to such date, exceed 25 % of the original aggregate principal amount of the Notes (such excess being the "25% Excess Proceeds"), then the Issuers shall make an offer at the Offered Price in accordance with the foregoing provisions
(i) promptly after the Fifth Anniversary, in the event the amount of the 25% Excess Proceeds exceeds $10 million or (ii) at such time as the amount of the 25% Excess Proceeds together with the Excess Proceeds received after the Fifth Anniversary exceeds $10 million, in the event the amount of the 25% Excess Proceeds is less than $10 million.

         8. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

         9. SUBORDINATION. Each Holder by accepting a Note agrees that the Indebtedness evidenced by each Note is subordinated in right of payment, to the extent and in the manner provided in the Indenture, to the prior payment in full of all Senior Debt (whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Debt.

         10. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuers need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

         11. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

         12. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Issuers' or the Guarantors' obligations to Holders of the Notes in case of a merger or consolidation pursuant to Article 5 or Article 10 of the Indenture, to provide for additional Guarantors or the release of Guarantors pursuant to the terms of the Indenture, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any Holder, or to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA.

         13. DEFAULTS AND REMEDIES. An "Event of Default" occurs if: (i) the Issuers default in the payment when due of interest on the Notes and the default continues for a period of 30 days (whether or not prohibited by the subordination provisions of the Indenture); (ii) the Issuers default in the payment when due of principal of or premium, if any, on the Notes (whether or not prohibited by the subordination provisions of the Indenture), (iii) the Issuers fail to comply with Section 4.15 of the Indenture; (iv) the Issuers or any Guarantor fail to observe or perform any other covenant, warranty or other agreement in the Indenture or the Notes and such failure continues for 60 days after written notice of such failure shall have been given to the Issuers by the Trustee or to the Issuers and the Trustee by Holders of at least 25 % in aggregate principal amount of the Notes then outstanding; (v) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by either Issuer or any of their respective Subsidiaries (or the payment of which is guaranteed by either Issuer or any of their respective Subsidiaries) whether such Indebtedness or guarantee now exists or is created after the date of the Indenture, which default results in the acceleration of such Indebtedness prior to its express maturity or shall constitute a default in the payment of such issue of Indebtedness at final maturity and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness the maturity of which has been so accelerated or which has not been paid at maturity, aggregates $10 million or more; (vi) Consoltex Group or any of its Subsidiaries fails to pay final judgments aggregating in excess of $10 million, which judgments are not satisfied or stayed for a period of 60 consecutive days; (vii) certain events of bankruptcy or insolvency occur with respect to the Issuers or any of their Subsidiaries; or (viii) except as permitted by the Indenture, any Guarantee shall be held in a judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under the Guarantee of such Guarantor and such condition shall have continued for a period of 60 days after written notice of such failure requiring the relevant Guarantor and the Issuers to remedy the same shall have been given to the issuers by the Trustee or to the Issuers and the Trustee by Holders of at least 25% in aggregate principal amount of the Notes then outstanding. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25 % in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately: provided, that so long as any Indebtedness permitted to be incurred pursuant to clause (a) of the second paragraph of
Section 4.09 of the Indenture shall be outstanding, such acceleration shall not be effective until the earlier of (i) an acceleration under any such Indebtedness or (ii) five Business Days after receipt by the Issuers and the agent (or, in the absence of such agent, the lender) under the Credit Agreement (so long as any Indebtedness is outstanding thereunder) of written notice of such acceleration of the Notes. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the issuers or any of their respective Subsidiaries, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes. The Issuers are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, including with respect to any Restricted Payments made during such year, the basis upon which the calculations required by Section 4.07 of the Indenture were computed (which calculations may be based upon Consoltex Group's latest financial statements), and the Issuers are required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

         14. TRUSTEE DEALINGS WITH ISSUERS. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers or their Affiliates, and may otherwise deal with the Issuers or their Affiliates, as if it were not Trustee.

         15. NO RECOURSE AGAINST OTHERS. No director, officer, employee or shareholder of the Issuers or any Guarantor, as such, shall have any liability for any obligations of the Issuers or any Guarantor under the Notes, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

         16. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

         17. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         18. GUARANTEE. Payment of principal of, premium, if any, and interest on the Notes, and interest on overdue principal and overdue interest, if lawful, as well as all other obligations under the Notes and the Indenture, is unconditionally guaranteed by each Guarantor on a joint and several basis. Such guarantee is subordinated to the Senior Debt of such Guarantor on the same basis as the Notes are subordinated to Senior Debt of the Issuers.

         19. ADDITIONAL AMOUNTS. The Issuers shall pay to Holders such Additional Amounts as may become due and payable under Section 4.17 of the Indenture.

         20. INDENTURE AND REGISTRATION RIGHTS AGREEMENT. Each Holder, by accepting a Note, agrees to be bound to all of the terms and provisions of the Indenture, as the same may be amended from time to time.

         The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

         Consoltex Inc.
         8555, route Transcanadienne
         Sain-Laurent, Quebec H4S 1Z6 Canada
         Attention: Corporate Secretary




                              ASSIGNMENT FORM

         To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

                     ---------------------------------
               (Insert assignee's soc. sec. or tax I.D. no.)


                  ---------------------------------------
           (Print or type assignee's name, address and zip code)


and irrevocably appoint to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Date:

Your Signature:



                --------------------------------------------
        (Sign exactly as your name appears on the face of this Note)



Signature Guarantee.


                     OPTION OF HOLDER TO ELECT PURCHASE


         If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.10 or 4.15 of the Indenture, check the box below:

                   |_|   Section 4.10     |_|  Section 4.15

         If you want to elect to have only part of the Note purchased by the Issuers pursuant to Section 4.10 or Section 4.15 of the Indenture, state the principal amount you elect to have purchased: US$ ___________

Date:

                    ------------------------------------
              (Sign exactly as your name appears on the Note)


                 Tax Identification No.: _________________



Signature Guarantee.




                                 Exhibit B

                 CERTIFICATE TO BE DELIVERED UPON EXCHANGE
                    OR REGISTRATION OF TRANSFER OF NOTES

           Re: 11% Senior Subordinated Pay-in-Kind Notes due 2009 of Consoltex Inc. and Consoltex (USA) Inc.

         This Certificate relates to US$ ___________ principal amount of Notes held in 2 book-entry or * __________ definitive form by _________________________ (the "Transferor").

The Transferor*:

         ( ) has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Note held by the Depository a Note or Notes in definitive, registered form of authorized denominations and in an aggregate principal amount equal to its beneficial interest in such global Note (or the portion thereof indicated above); or

         ( ) has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

                                            [INSERT NAME OF TRANSFEROR]


                                            By:  ___________________________



Date:  ___________________